                                                                    Exhibit 2.2

          INDENTURE, dated as of February 2, 1999, among Bradlees Stores, Inc., a Massachusetts corporation, as reorganized pursuant to the Plan described below (together with its successors and assigns, the "Issuer"), IBJ Whitehall Bank & Trust Company, a New York banking corporation (the "Trustee"), Bradlees, Inc., a Massachusetts corporation, as reorganized pursuant to the Plan (together with its successors and assigns, "BI") and New Horizons of Yonkers, Inc., a Delaware corporation.

                             W I T N E S S E T H:

          WHEREAS, the Issuer and certain of its Affiliates filed a voluntary petition (Case Nos. 95 B 42777 through 95 B 42784 (BRL) (Jointly Administered)) (the "Bankruptcy Proceeding") under Chapter 11 of the Bankruptcy Code on June 23, 1995 with the United States Bankruptcy Court Southern District of New York (the "Bankruptcy Court");

          WHEREAS, the Bankruptcy Court confirmed the Second Amended Joint Plan of Reorganization of Bradlees Stores, Inc. and Certain Affiliates Under Chapter 11 of the Bankruptcy Code on January 27, 1999 (the "Plan");

          WHEREAS, the Plan contemplates the issuance of the Notes (as hereinafter defined) hereunder to certain of the Issuer's pre-petition creditors (together with certain other consideration provided for in the Plan) in exchange for relinquishment by such creditors of their claims filed in connection with the Bankruptcy Proceeding;

          WHEREAS, as contemplated by the Plan, the Notes issued hereunder shall be a full recourse obligation of the Issuer and shall be secured by (A) first priority mortgage Liens (as hereinafter defined) on the Yonkers Property (as hereinafter defined), and, subject to Section 12.1(b) hereof, the Additional Collateral (as hereinafter defined) and the Net Proceeds of the Disposition (as hereinafter defined) of the Yonkers Property and, subject to Section 12.1(b) hereof, the Additional Collateral and (B) a first priority Lien on the Pledged Stock, in each case as described hereunder and in the Security Documents (as hereinafter defined);

          WHEREAS, BI has duly authorized the full and unconditional guarantee on an unsecured basis by BI of the Issuer's due and punctual payment of the principal of and interest on the Notes and any other amounts payable on the Notes, whether at maturity, by declaration of acceleration, upon redemption or otherwise;

          WHEREAS, all acts necessary (i) to make this Indenture a valid and binding agreement and instrument for the security of the Notes, in accordance with its and their terms and (ii) to make the Notes, when executed by the Issuer and authenticated and delivered by the Trustee, valid and binding obligations of the Issuer, have been done, and the Issuer has duly authorized the execution and delivery of this Indenture to secure the Notes and to provide for the authentication and delivery thereof by the Trustee;

          NOW, THEREFORE, THIS INDENTURE WITNESSETH, that, for and in consideration of the premises and of the covenants continued herein, it is mutually covenanted and agreed, for the benefit of the parties hereto and the equal and proportionate benefit of all Noteholders, as follows:

                                   ARTICLE 1
                       DEFINITIONS AND OTHER PROVISIONS
                            OF GENERAL APPLICATION

          SECTION 1.1    Definitions; Construction.
                         -------------------------

          (a) For all purposes of this Indenture capitalized terms used herein shall have the meanings set forth below. For purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

          "Acceleration Notice" has the meaning specified in Section 8.2.

          "Additional Collateral" means the Issuer's leasehold interest in the following leases, each as further described in the Leasehold Mortgage applicable thereto: (i) Sublease dated July 8, 1992 between The Stop & Shop Supermarket Company and Bradlees New England, Inc., predecessor in interest to the Issuer ("BNE"), with respect to property located in Danbury, Connecticut; (ii) Lease dated October 26, 1973 between ASC of Moorestown, Inc. and The Stop & Shop Companies, Inc., with respect to property located in Saddle Brook, New Jersey, assigned to Bradlees New Jersey Inc., predecessor in interest to the Issuer ("BNJ"), pursuant to an Assignment of Lease dated June 18, 1988 between the Stop & Shop Companies, Inc. and BNJ; and (iii) Indenture of Lease dated August 24, 1962 between Postrich Realty Corp. and Stop & Shop, Inc., with respect to property located in Norwalk, Connecticut, assigned to BNE pursuant to an Assignment of Lease dated June 18, 1988 between Stop & Shop, Inc. and BNE.

          "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Authenticating Agent" shall mean any Person acting as Authenticating Agent hereunder pursuant to Section 4.13.

          "Authorized Agent" shall mean any Paying Agent, Authenticating Agent or Security Registrar or other agent appointed by the Trustee in accordance with this Indenture to perform any function that this Indenture authorizes the Trustee or such agent to perform.

          "Authorized Representative" means, with respect to any Person, the president, vice-president, chief financial officer, treasurer or secretary of the Person authorized to act on behalf of such Person by its Board of Directors or any other governing body of such Person in matters relating to the Notes and this Indenture.

          "Authorized Signatory" shall mean any officer of the Trustee or any other individual who shall be duly authorized by appropriate corporate action on the part of the Trustee to authenticate Notes.

          "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended, as codified under Title 11 of the United States Code, 11 U.S.C. (S) 101 et
                                                                         --
seq., and the Bankruptcy Rules promulgated thereunder, as the same may be in
---
effect from time to time.

          "Bankruptcy Court" shall have meaning specified in the recitals hereto.

          "Bankruptcy Law" means Title 11 of the United States Code, or any similar Federal or state law for the relief of debtors.

          "Bankruptcy Proceeding" shall have meaning specified in the recitals hereto.

          "BI" has the meaning specified in the introductory paragraph hereof.

          "BI Credit Facility Guarantee" means the Indebtedness represented by the guarantee by BI of the Obligations of the Borrower (each as defined in the New Credit Facility) under the New Credit Facility.

          "BI Guarantee" means the guarantee by BI of the BI Guarantee Obligations, as provided in Article 13.

          "BI Guarantee Obligations" has the meaning specified in Section 13.1.

          "Board of Directors", when used with respect to a corporation, shall mean either the board of directors of the corporation, or any committee of that board duly authorized to act for it hereunder.

          "Board Resolution" shall mean a copy of a resolution certified by the Secretary or an Assistant Secretary of the Issuer or BI, as the case may be, to have been adopted by the Board of Directors of the Issuer or BI, as the case may be, and to be in full force and effect on the date of such certification, and delivered to the Trustee.

          "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, or in the city and State where the Trustee's Corporate Trust Office is located, are authorized or obligated by law, executive order or governmental decree to be closed.

          "Collateral" means, collectively, all of the property and assets that are from time to time subject to the Lien of any of the Security Documents.

          "Constituent Entity" has the meaning specified in Section 7.1.

          "Conversion Price" has the meaning specified in Section 9.4.

          "Conversion Shares" has the meaning specified in Section 9.5(j).

          "Corporate Trust Office" means the principal office of the Trustee at which any particular time corporate trust business of the Trustee shall be administered, which at the date hereof is One State Street, New York, New York, or such other office as may be designated by the Trustee to the Issuer and each Noteholder.

          "Credit Facility Guarantees" means, collectively, the BI Credit Facility Guarantee and the New Horizons Credit Facility Guarantee.

          "Custodian" means any receiver, trustee, assignee, liquidator or similar official under the Bankruptcy Law.

          "Date of Conversion" has the meaning specified in Section 9.2.

          "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

          "Depository" means DTC, together with any Person succeeding thereto by merger, consolidation or acquisition of all or substantially all of its assets, including substantially all of its securities payment and transfer operations.

          "Disposition" means, with respect to any Collateral, the sale, assignment, transfer, lease, conveyance or other disposition of all or any portion of such Collateral (including without limitation the disposition of all of the stock of the entity holding such Collateral). Notwithstanding the foregoing, any such sale, assignment, transfer, lease, conveyance or other disposition to a subsidiary of the Issuer or BI shall not be deemed a "Disposition" hereunder so long as such subsidiary acquires its interest subject to the Lien on such Collateral for the benefit of the Holders created by the Security Documents, executes a guarantee under the Notes in substantially the form of the Guarantee and executes an undertaking to be bound by and perform the obligations of the Mortgagor or pledgor under the Security Documents applicable to such Collateral. "Dispose" and "Disposed" shall have the correlative meaning.

          "Distribution Date" has the meaning specified in Section 9.5(j).

          "Dollars" means the lawful currency of the United States of America.

          "DTC" means The Depository Trust Company, having a principal office at 55 Water Street, New York, New York 10041-0099.

          "Effective Date" has the meaning specified in the Plan.

          "Equity Offering" shall mean an offering, sale or issuance for cash by BI of its common stock, other than offerings to officers, directors, employees or consultants pursuant to the Plan or pursuant to any compensation, incentive or benefit plan or arrangement adopted by BI.

          "Events of Default" has the meaning specified in Section 8.1 hereof.

          "'ex' date" has the meaning specified in Section 9.5(f).

          "Exchange Act" means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

          "Expiration Date" has the meaning specified in Section 9.5(e).

          "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar function of comparable stature and authority within the accounting profession), or in such other statements by such other entity as may be in general use by significant segments of the U.S. accounting profession, which are applicable to the circumstances as of the date of determination.

          "Global Note" means any global security in registered form representing all or a portion of the Notes.

          "Guarantees" means, collectively, the BI Guarantee and the New Horizon Guarantee.

          "Guarantee Obligations" has the meaning specified in Section 13.1.

          "Guarantor" shall have the meaning specified in Section 13.1.

          "Holders" has the same meaning as Noteholders.

          "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or bankers' acceptances or letters of credit (or reimbursement agreements in respect thereof) or representing the balance deferred and unpaid of the purchase price of any property (including pursuant to capital leases), except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and also includes, to the extent not otherwise included, the guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect by such Person in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any of the items which would be included within this definition.

          "Indenture" means this instrument as amended or supplemented from time to time pursuant to the terms hereof.

          "Issue Date" means the date the Notes are issued pursuant to this Indenture.

          "Issuer" means Bradlees Stores, Inc., a Massachusetts corporation, together with its successors and assigns.

          "Issuer Request" and "Issuer Order" mean, respectively, a written request or order signed in the name of the Issuer by its Authorized Representative and delivered to the Trustee.

          "Last Sale Price" has the meaning specified in Section 9.3.

          "Leasehold Mortgages" means, collectively, each of (a) the Leasehold Mortgage, Security Agreement, Assignment of Leases, Rents and Profits and Fixture Financing Statement by and between New Horizons, as Mortgagor, and Trustee, as Mortgagee, on behalf of the Holders, dated as of February 2, 1999, with respect to the Yonkers Property, in the original principal amount of $17,760,000; (b) the Leasehold Mortgage, Security Agreement, Assignment of Leases, Rents and Profits and Fixture Financing Statement by and between New Horizons, as Mortgagor, and Trustee, as Mortgagee, on behalf of the Holders, dated as of February 2, 1999, with respect to the Yonkers Property, in the original principal amount of $11,240,000; (c) the Leasehold Mortgage, Security Agreement, Assignment of Leases, Rents and Profits and Fixture Financing Statement by and between Bradlees Stores, Inc., as Mortgagor, and Trustee, as Mortgagee, on behalf of the Holders, dated as of February 2, 1999, with respect to property located in Danbury, Connecticut, in the original principal amount of $6,500,000; (d) the Leasehold Mortgage, Security Agreement, Assignment of Leases, Rents and Profits and Fixture Financing Statement by and between Bradlees Stores, Inc., as Mortgagor, and Trustee, as Mortgagee, on behalf of the Holders, dated as of February 2, 1999, with respect to property located in Norwalk, Connecticut, in the original principal amount of $6,500,000; and (e) the Leasehold Mortgage, Security Agreement, Assignment of Leases, Rents and Profits and Fixture Financing Statement by and between Bradlees Stores, Inc. as Mortgagor, and Trustee, as Mortgagee, on behalf of the Holders, dated as of February 2, 1999, with respect to property located in Saddlebrook, New Jersey, in the original principal amount of $6,500,000.

          "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

          "Majority" has the meaning specified in Section 6.8.

          "Maturity Date" means the date, as set forth on the face of the Notes, on which the Notes will mature.

          "Mortgaged Property", with respect to any Leasehold Mortgage, shall have the meaning specified in such Leasehold Mortgage.

          "Mortgagee" and "Mortgagor", with respect to any Leasehold Mortgage, have the meanings specified in such Leasehold Mortgage.

          "Net Proceeds" means, as appropriate, (i) the proceeds of an Equity Offering minus all customary out-of-pocket expenses and fees relating to such Equity Offering or (ii) the proceeds of the Disposition of the Yonkers Property or the Additional Collateral minus all customary out-of-pocket expenses and fees relating to such Disposition.

          "New Common Stock" means the common stock, par value $.01, of BI authorized under the amended certificate of incorporation of BI and issued pursuant to the Plan.

          "New Credit Facility" has the meaning specified in the Plan.

          "New Credit Facility Waivers and Consents" means all Mortgagee's Waivers and Consents (or similar documents) entered into from time to time by the Issuer, BankBoston Retail Finance, Inc., as collateral agent and the Trustee, as mortgagee, with respect to any Additional Collateral, replacement collateral or the Yonkers Property.

          "New Horizons" means New Horizons of Yonkers, Inc., a Delaware corporation and wholly-owned subsidiary of the Issuer.

          "New Horizons Credit Facility Guarantee" means the Indebtedness represented by the guarantee by New Horizons of the Obligations of the Borrower (each as defined in the New Credit Facility) under the New Credit Facility.

          "New Horizon Guarantee" means the guarantee by New Horizons of the New Horizons Guarantee Obligations, as provided in Article 13.

          "New Horizons Guarantee Obligations" has the meaning specified in
Section 13.1.

          "New Horizons Old Common Stock" means the common stock issued by New Horizons and outstanding immediately prior to the Effective Date.

          "non-electing shares" has the meaning specified in Section 9.6.

          "Notes" means the notes issued to the Holders in accordance with the terms of this Indenture.

          "Noteholders" means the registered owners of the Notes as shown on the Security Register maintained for that purpose.

          "Offer" has the meaning specified in Section 9.5(e).

          "Officers' Certificate" of any Person means a certificate signed by two Authorized Representatives of such Person.

          "Opinion of Counsel" means a written opinion of counsel for any Person reasonably satisfactory to the intended recipient thereof.

          "Outstanding" shall mean, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

          (i) Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

          (ii) Notes or portions thereof deemed to have been paid within the meaning of Section 10.1;

          (iii) Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture; and

          (iv)   Notes converted to New Common Stock pursuant to Article 9;

provided, however, that in determining whether the Holders of the requisite principal of Notes outstanding have given any request, demand, authorization, direction, notice, consent or waiver hereunder or whether or not a quorum is present at a meeting of Holders, Notes owned by the Issuer, BI or any subsidiary thereof shall be disregarded and deemed not to be outstanding as provided in
Section 1.4.

          "Paying Agent" means any Person acting as Paying Agent pursuant to this Indenture.

          "Person" means an individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, limited liability partnership, institution, public benefit corporation, firm, joint stock company, estate, government (or agency or political subdivision thereof) or other entity.

          "Place of Payment", when used with respect to the Notes, shall mean the office or agency maintained pursuant to Section 4.13 hereof.

          "Plan" shall have the meaning specified in the recitals hereto.

          "Pledged Stock" means 100% of the outstanding New Horizons Old Common Stock, registered in the name of the Issuer.

          "Predecessor Notes", with respect to any particular Note, shall mean any previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; for the purposes of this definition, any Note authenticated and delivered under Section 2.5 in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the lost, destroyed or stolen Note.

          "Purchased Shares" has the meaning specified in 9.5(e).

          "Redemption Account" has the meaning specified in Section 3.4.

          "Redemption Date" means a date set forth for the redemption of Notes pursuant to Section 3.3.

          "Redemption Price" means the price to be paid by the Issuer for the Notes that are redeemed under Article 3.

          "Regular Record Date", for the Stated Maturity of any installment of principal of any Note or payment of interest thereon, shall mean the 15th day (whether or not a Business Day) next preceding such Stated Maturity, or any other date specified for such purpose in the form of the Note.

          "Responsible Officer" means, when used with respect to the Trustee, any officer assigned to the Corporate Trust Office, including any managing director, vice president, assistant vice president, assistant treasurer, assistant secretary or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of this Indenture, and also, with respect to a particular matter, any other officer, to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

          "Sale Agreement" has the meaning specified in Section 6.9.

          "SEC" means the Securities and Exchange Commission of the United States or any successor agency.

          "Securities Act" means the United States Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

          "Security Agreement" means the Security Agreement from the Issuer to the Trustee, on behalf of the Holders, dated as of February 1, 1999, as the same may be amended from time to time in accordance with its terms.

          "Security Documents" means the Leasehold Mortgages, the Security Agreement and any other instruments or documents entered into in connection therewith (for avoidance of doubt, expressly excluding the New Credit Facility or related loan documents), as such instruments and documents may from time to time be amended in accordance with the terms hereof and thereof.

          "Security Register" means any register which the Issuer shall cause to be kept at the Corporate Trust Office of the Trustee (and in any other office or agency of the Issuer in a place of payment) in which, subject to such reasonable regulations as it may prescribe, the Issuer provides for the registration of Notes and of transfers and exchanges of Notes.

          "Security Registrar" means any person acting as Security Registrar pursuant to this Indenture.

          "Significant Subsidiary" means any subsidiary that would be a "significant subsidiary" of the Issuer or BI, as the case may be, within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

          "Stated Maturity" when used with respect to any Note or any installment of principal thereof or payment of interest thereon, shall mean the date specified in such Note as the fixed date on which such Note or such installment of principal or payment of interest is due and payable.

          "Surviving Entity" has the meaning specified in Section 7.1.

          "Trading Day" means each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are not traded on the NASDAQ (or, if the relevant security is not listed for trading thereon, the principal securities exchange or market on which the New Common Stock is then listed or admitted for trading).

          "Trust Indenture Act" shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated thereunder.

          "Trustee" means IBJ Whitehall Bank & Trust Company, named as "Trustee" in the introductory paragraph hereof until a successor Trustee shall have been appointed pursuant to the applicable provisions hereof, and thereafter means such successor Trustee.

          "Yonkers Property" means that certain leasehold interest owned by New Horizons located in Yonkers, New York, as further described in the Leasehold Mortgage encumbering the Yonkers Property.

          (b)  (i)   the terms defined in this Indenture have the meanings
assigned to them in this Indenture and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

               (ii) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP as in effect on the date hereof;

               (iii) references herein to "Articles", "Sections", "Subsections", "Paragraphs" and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Indenture;

               (iv)  a reference to a Subsection without further reference to a
Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

               (v) the words "herein", "hereof", "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular provision; and

               (vi) the term "include" or "including" shall mean without limitation by reason of enumeration.

     SECTION 1.2    Compliance Certificates and Opinions. Except as otherwise
                    ------------------------------------
expressly provided by this Indenture, upon any application or request by the Issuer to the Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any particular application or request as to which the furnishing of documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

          Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

          (a) a statement that each individual signing such certificate or opinion or such other officer or employee of the Issuer on whom such individual has relied in good faith has read such covenant or condition and the definitions relating thereto;

          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (c) a statement that, in the opinion of each such individual, or such officer or employee, such examination or investigation as is necessary to enable such individual to express an informed opinion as to whether or not such covenant or condition has been complied with has been made;

          (d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with; and

          (e) in the case of an Officers' Certificate, a statement that no Event of Default has occurred and is continuing.

          SECTION 1.3    Form of Documents Delivered to Trustee. In any case
                         --------------------------------------
where several matters are required to be certified by or covered by an opinion of any specified Person, it is not necessary that all such matters be certified by or covered by the opinion of only one such Person, or that they be so certified by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matter in one or several documents.

          Any certificate or opinion of an officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows or has reason to believe that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate, opinion or an Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Issuer stating that the information with respect to each factual matters is in the possession of the Issuer unless such counsel knows or in the exercise of reasonable care (without independent investigation) should know that the certificate or opinion or representations with respect to such matters are erroneous.

          Any Opinion of Counsel stated to be based on the opinion of other counsel shall be accompanied by a copy of such other opinion.

          Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

          SECTION 1.4    When Securities Disregarded. In determining whether the
                         ---------------------------
Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer, BI or any of their respective subsidiaries shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes with respect to which the Trustee has received written notice that such Notes are so owned shall be so disregarded. Also, subject to the foregoing, only Outstanding Notes shall be considered in any such determination.

          SECTION 1.5    Conflict with Trust Indenture Act. If any provision
                         ---------------------------------
hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provisions shall control.

          SECTION 1.6    Execution in Counterparts. This instrument may be
                         -------------------------
executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one of the same instrument.

          SECTION 1.7    Effect of Headings and Table of Contents. The Article
                         ----------------------------------------
and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

          SECTION 1.8    Successors and Assigns.  All covenants and agreements
                         ----------------------
in this Indenture by the Trustee, the Issuer and BI shall bind and, to the extent permitted hereby, shall inure to the benefit of and be enforceable by their respective successors and assigns, whether so expressed or not. The Issuer may not assign or otherwise transfer any of its rights under this Agreement.

          SECTION 1.9    Severability Clause. In case any provision in this
                         -------------------
Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          SECTION 1.10   Benefits of Indenture. Nothing in this Indenture or in
                         ---------------------
the Notes, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders of Notes, any benefit or any legal or equitable right, remedy or claim under this Indenture.

          SECTION 1.11   GOVERNING LAW. THIS INDENTURE AND THE NOTES SHALL BE
                         -------------
GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW EXCEPT SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

          SECTION 1.12   Legal Holidays. In any case where the Redemption Date
                         --------------
or the Stated Maturity of any Note or of any installment of principal thereof or payment of interest thereon, is proposed to be paid, shall not be a Business Day, then (notwithstanding any other provision of this Indenture or such Note) payment of interest or principal, if any, need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Redemption Date or at the Stated Maturity, and if such payment is timely made, no interest shall accrue for the period from and after such Redemption Date or Stated Maturity, as the case may be, to the date of such payment.

          SECTION 1.13   No Recourse Against Others. A director, officer,
                         --------------------------
employee, stockholder or incorporator, as such, of the Issuer or BI shall not have any liability for any obligations of the Issuer or BI under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes. This Section 1.13 shall not affect in any respect the obligations of BI set forth in Article 13.

          SECTION 1.14   Notices. Any notices or other communications required
                         -------
or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by commercial courier service, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

          (a) if to the Issuer, to:

          Bradlees Stores, Inc.
          One Bradlees Circle
          P.O. Box 9051
          Braintree, MA  02184-9051
          Attention: David L. Schmitt, Senior Vice-President & General Counsel
          Telephone: (781) 380-6190
          Telecopy:  (781) 380-8096

          (b) if to BI or New Horizons, to such entity at:

          One Bradlees Circle
          P.O. Box 9051
          Braintree, MA  02184-9051
          Attention: David L. Schmitt, Senior Vice-President & General Counsel
          Telephone: (781) 380-6190
          Telecopy:  (781) 380-8096

          and

          (c) if to the Trustee, to:

          IBJ Whitehall Bank & Trust Company
          One State Street
          New York, New York  10004
          Attention: Corporate Trust Administration
          Telephone: (212) 858-2784
          Telecopy:  (212) 858-2952

          Each of the Issuer, BI and the Trustee by written notice to each other such Person may designate additional or different addresses for notices to such Person. Any notice or communication to the Issuer, BI or the Trustee shall be deemed to have been given or made as of the date so delivered if personally delivered; when receipt is confirmed if delivered by commercial courier service; when answered back, if telexed; when receipt is acknowledged, if faxed; and five
(5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

          Any notice or communication mailed to a Holder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Security Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

          Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

                                   ARTICLE 2
                                   THE NOTES

          SECTION 2.1    Title and Terms. The aggregate principal amount of
                         ---------------
Notes which may be authenticated and delivered under this Indenture is limited to $28,995,000, except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to
Section 2.3, 2.4, 2.5 or 3.5.

          The Maturity Date of the Notes shall be February 3, 2004 and they shall bear interest at the rate of 9% per annum, from and including the date of issuance thereof until maturity or earlier redemption, payable semi-annually in cash on each of January 1 and July 1, commencing July 1, 1999, until the principal thereof is paid or made available for payment. The Issuer shall pay interest on overdue principal from time to time on demand at the rate of interest borne by the Notes and it shall pay interest on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the rate of interest borne by the Notes to the extent lawful.
Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months, and, in the case of a partial month, the actual number of days elapsed. It is acknowledged and agreed that the principal of the Notes may not be repaid prior to the Maturity Date except as specifically provided in this Indenture.

          The principal of and interest on the Notes shall be payable at the office or agency of the Issuer maintained by the Issuer for such purpose; provided, however, that at the option of the Issuer, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register, unless such Person has, at least 30 days prior to the relevant due date for payment, designated in writing a U.S. dollar account maintained by such Person with a bank in the United States, in which case the Issuer shall make payments of interest by wire transfer of funds to such account.

          The Notes shall be redeemable as provided in Article 3.

          The Notes shall be convertible as provided in Article 9.

          The Notes shall be secured by (A) a first priority mortgage Lien on
(i) the Yonkers Property and the Net Proceeds of the Disposition of the Yonkers Property and (ii) subject to Section 12.1(b) hereof, the Additional Collateral and the Net Proceeds of the Disposition of the Additional Collateral and (B) a first priority Lien on the Pledged Stock, in each case as and to the extent provided in Article 12 and in the Security Documents.

          The BI Guarantee Obligations and New Horizons Guarantee Obligations under the Notes shall be fully and unconditionally guaranteed by BI and New Horizons, respectively, as provided in Article 13.

          SECTION 2.2    Execution, Authentication, Delivery and Dating. The
                         ----------------------------------------------
Notes shall be executed on behalf of the Issuer by one Authorized Representative of the

Issuer. The signature of any Authorized Representative on the Notes may be manual or facsimile.

          Notes bearing the manual or facsimile signatures of individuals who were at the time of execution the proper officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

          Subject to Section 2.4 hereof, the Issuer shall deliver the Notes executed by the Issuer to the Trustee for authentication, together with an Issuer Order for the authentication and delivery of such Notes, and the Trustee in accordance with the Issuer Order shall authenticate and deliver the Notes. The Trustee shall at all times act as the sole authenticating agent for the authentication of the Notes hereunder unless, and until, the Trustee may appoint a successor Authenticating Agent pursuant to Section 4.13(c) hereof.

          No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Issuer, and the Issuer shall deliver such Note to the Trustee for cancellation as provided in Section 2.8 hereof, for all purposes of this Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

          SECTION 2.3    Temporary Notes. Pending the preparation of definitive
                         ---------------
Notes, the Issuer may execute, and upon Issuer Order the Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers of the Issuer executing the same may determine, as evidenced by their execution of such Notes.

          If temporary Notes are issued, the Issuer will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Issuer in a Place of Payment, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefor one or more definitive Notes of any authorized denominations and of like tenor and aggregate principal amount. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

          SECTION 2.4    Registration; Registration of Transfer and Exchange.
                         ---------------------------------------------------

          (a) General. The Issuer shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency of the Issuer in a Place of Payment being herein sometimes collectively referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Notes and of transfers and exchanges of Notes. The Trustee is hereby appointed "Security Registrar" for the purpose of registering Notes and transfers and exchanges of Notes as herein provided.

          Notwithstanding anything to the contrary set forth herein, the Trustee shall not be required and shall have no obligation to monitor compliance with any federal or state securities laws.

          Upon surrender for registration of transfer of any Notes at the office or agency of the Issuer in a Place of Payment, the Issuer shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of like tenor and aggregate principal amount.

          At the option of the Holder, Notes may be exchanged for other Notes, of any authorized denominations and of like tenor and aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive.

          All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

          Every Note presented or surrendered for registration of transfer or for exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form reasonably satisfactory to the Issuer and the Security Registrar duly executed, by the Holder thereof or its attorney duly authorized in writing.

          No service charge shall be made for any registration of transfer or exchange of Notes, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 2.3, 2.4, 2.5 or 3.5 hereof not involving any transfer.

          If any Notes are to be redeemed in part, the Issuer shall not be required (A) to issue, register the transfer of or exchange such Notes during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of any such Notes selected for redemption under Section 3.4 hereof and ending at the close of business on the day of such mailing or (B) to issue, register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

          As used in this Section 2.4, the term "transfer" encompasses any sale, pledge or other transfer or disposition of any Notes referred to herein.

          (b)  Global Notes.  This Section 2.4(b) shall apply to Global Notes.

               (i) Each Global Note authenticated under this Indenture shall be registered in the name of the Depository designated for such Global Note or a nominee thereof and delivered to such Depository or a nominee thereof or custodian therefor, and each such Global Note shall constitute a single Note for all purposes of this Indenture. The Notes may be represented by one or more Global Notes.

               (ii) Notwithstanding any other provision in this Indenture, no Global Note may be exchanged in whole or in part for Notes registered, and no transfer of a Global Note in whole or in part may be registered, in the name of any Person other than the Depository for such Global Note or a nominee thereof unless (A) such Depository (1) has notified the Issuer that it is unwilling or unable to continue as Depository for such Global Note or
     (2) has ceased to be a clearing agency registered under the Exchange Act, and, in either case, a successor Depository is not appointed within 90 days thereof, (B) the Issuer executes and delivers to the Trustee an Issuer Order providing that such Global Note shall be so transferable, registrable and exchangeable, and such transfers shall be registrable or (C) there shall have occurred and be continuing an Event of Default with respect to the Notes. Any Global Note exchanged pursuant to subclause (A) above shall be so exchanged in whole and not in part and any Global Note exchanged pursuant to subclause (B) or (C) above may be exchanged in whole or from time to time in part as directed by the Depository for such Global Note. Notwithstanding any other provision in this Indenture, a Global Note to which the restriction set forth in the second preceding sentence shall have ceased to apply may be transferred only to, and may be registered and exchanged for Notes registered only in the name or names of, such Person or Persons as the Depository for such Global Note shall have directed, and no transfer thereof other than such a transfer may be registered.

               (iii) Subject to clause (ii) above, any exchange of a Global Note for other Notes may be made in whole or in part, and all Notes issued in exchange for a Global Note or any portion thereof shall be registered in such name or names as the Depository for such Global Note shall direct. At the option of the applicable Noteholder, a Note issued in exchange for an interest in a Global Note pursuant to this clause (iii) may be issued, in accordance with the rules and procedures of the Depository, in the form of a permanent certificated Note in registered form in substantially the form set forth of Exhibit A attached hereto (each such Note, a "Physical Note"). In connection with any transfer or exchange of a portion of the beneficial interest in the Global Note to beneficial owners where one or more

     Physical Notes are to be issued, the Trustee shall reflect on its books and records the date and decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Issuer shall execute, and, upon the direction of the Issuer, the Trustee shall authenticate and deliver, one or more Physical Notes of like tenor and amount. In connection with the transfer of the entire Global Note to beneficial owners in exchange for a Physical Note, the Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Issuer shall execute, and, upon the direction of the Issuer, the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Note, an equal aggregate principal amount of Physical Notes of authorized denominations.

               (iv) Every Note authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Note or any portion thereof, whether pursuant to this Section, Section 2.3 or 3.5 hereof or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Note, unless such Note is registered in the name of a Person other than the Depository for such Global Note or a nominee thereof.

          SECTION 2.5    Mutilated, Destroyed, Lost and Stolen Notes. If (a) any
                         -------------------------------------------
mutilated Note is surrendered to the Trustee or the Issuer, or if the Security Registrar and the Trustee receive evidence to their reasonable satisfaction of the destruction, loss or theft of any Note and (b) there is delivered to the Issuer, the Security Registrar and the Trustee evidence to their reasonable satisfaction of the ownership and authenticity thereof, and such security or indemnity as may be reasonably required by them to save each of them harmless, then, in the absence of notice to the Issuer, the Security Registrar or the Trustee that such Note has been acquired by a bona fide purchaser, the Issuer shall execute and, upon the Issuer's request, the Trustee shall authenticate and make available for delivery in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a new Note, of like tenor (including the same date of issuance) and equal face amount of principal, registered in the same manner, dated the date of its authentication and bearing interest from the date to which interest has been paid on such Note, in lieu of and substitution for such Note. If, after delivery of such new Note, a bona fide purchaser of the original Note in lieu of which such new Note was issued presents for payment such original Note, the Issuer and the Trustee shall be entitled to recover such new Note from the Person to whom it was delivered or any Person taking therefrom, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expenses incurred by the Issuer or the Trustee in connection therewith.

          In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable (excluding any payment of principal other than the final installment of principal) the Issuer in its discretion may, instead of issuing a new Note, pay such Note without surrender thereof (except in the case of a mutilated Note) if the applicant for such payment shall furnish to the Issuer and the Trustee such reasonable security or indemnity as they may require to save each of them harmless, and in case of destruction, loss or theft, evidence to the reasonable satisfaction of the Issuer and the Trustee of the destruction, loss or theft of such Note.

          Upon the issuance of any new Note under this Section, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

          Every new Note issued pursuant to this Section in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the security and benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

          The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

          SECTION 2.6    Payments; Interest and Principal Rights Preserved.
                         -------------------------------------------------
Principal and interest on any Note which is payable, and is punctually paid or duly provided for, on any Stated Maturity shall be paid by the close of business, State of New York time, on the applicable payment date to the Person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such principal or interest. Notwithstanding the foregoing, payment of the principal amount of any Note (or any outstanding installment thereof) upon final maturity (whether by redemption, acceleration or otherwise) shall be made instead only upon presentation and surrender of such Note. Each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

          SECTION 2.7    Persons Deemed Owners. Subject to Section 2.4, prior to
                         ---------------------
due presentment of a Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee shall treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of and any interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Issuer, the Trustee nor any agent of the Issuer or the Trustee shall be affected by notice to the contrary.

          SECTION 2.8    Cancellation; Purchase by the Issuer. All Notes
                         ------------------------------------
surrendered for payment, redemption, conversion, registration of transfer or exchange or for credit in full against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by it following such payment, redemption, conversion, registration, exchange or credit in full. The Issuer may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the

Trustee) for cancellation any Notes previously authenticated hereunder which the Issuer has not issued and sold, and all Notes so delivered shall be promptly canceled by the Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes previously canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Notes held by the Trustee shall be disposed of in accordance with its customary procedure in effect from time to time.

          SECTION 2.9    Dating of Notes. Each Note shall be dated the date of
                         ---------------
its authentication.

          SECTION 2.10   CUSIP Numbers. The Issuer in issuing the Notes may use
                         -------------
"CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption and related materials as a convenience to Holders; provided that the Trustee shall assume no responsibility for the accuracy of such numbers and any such redemption or other notice shall not be affected by any defect in or omission of such numbers.

          SECTION 2.11   Parity and Ranking of Notes. All Notes issued and
                         ---------------------------
Outstanding hereunder rank on a parity with each other Note, and each Note shall be guaranteed equally and ratably under the Guarantee and secured equally and ratably by this Indenture and the Security Documents.

          SECTION 2.12   Book Entry. In the event the Notes are issued as Global
                         ----------
Notes with the Depository: (i) the Trustee may deal with the Depository as the authorized representative of the Holders who hold interests in such Global Notes; (ii) the Depository will make book-entry transfers among the direct participants of the Depository and will receive and transmit distributions of principal and interest on the Notes to such direct participants; and (iii) the direct participants of the Depository shall have no rights under this Indenture under or with respect to any of the Notes held on their behalf by the Depository other than such rights as are exercised through the Depository, and the Depository may be treated by the Trustee and its agents, employees, officers and directors as the absolute owner of the Notes represented by such Global Notes for all purposes whatsoever; provided, however, that the Trustee may deal
                             --------  -------
directly with any beneficial Holder of Notes holding interests in such Global Notes so long as such beneficial Holder provides to the Trustee evidence satisfactory to the Trustee of such beneficial ownership.

                                   ARTICLE 3
                              REDEMPTION OF NOTES

          SECTION 3.1    Mandatory Redemption of Notes. The Outstanding Notes
                         -----------------------------
shall be redeemed pro rata with (a) the Net Proceeds of the Disposition of the Yonkers Property, (b) subject to Section 12.1(b) hereof, the Net Proceeds of the Disposition of the Additional Collateral, and (c) the Net Proceeds of any Equity Offering. The Redemption Price shall equal 100% of the unpaid principal amount of the Notes to be redeemed plus accrued and unpaid interest thereon to the Redemption Date. The Redemption Date shall be a date determined by the Issuer which shall be no later than 30 days following receipt by the Trustee or the Issuer, as the case may be, of the Net Proceeds referred to in the first sentence of this Section 3.1.

          SECTION 3.2    Optional Redemption of Notes. The Issuer shall have the
                         ----------------------------
right at any time and from time to time to redeem the Outstanding Notes, in whole or in part, at a Redemption Price equal to 100% of the unpaid principal amount thereof plus accrued and unpaid interest thereon to the Redemption Date. The Redemption Date shall be a date determined by the Issuer.

          SECTION 3.3    Delivery of Notices, Certificates and Opinions.
                         ----------------------------------------------

          (a) The Issuer shall notify the Trustee of any mandatory or optional redemption of Notes at least 20 days prior to the applicable Redemption Date (unless a shorter notice shall be satisfactory to the Trustee), specifying the Redemption Date and the principal amount of Notes to be redeemed. In the case of an optional redemption, such notice shall be accompanied by an Issuer Order. In the case of a mandatory redemption, such notice shall be accompanied or followed (no later than 12 days prior to the applicable Redemption Date) by an Officers' Certificate certifying the amount of the Net Proceeds and the calculation thereof, which amount shall be used for the redemption. In each case, such notice shall be accompanied by an Officers' Certificate setting forth the clause of this Indenture or the Notes pursuant to which redemption shall occur and a statement to the effect that such redemption will comply with the conditions contained therein.

          (b) Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 10 days prior to the Redemption Date, to each Holder of Notes to be redeemed, at his or her address, appearing in the Security Register.

          All notices of redemption shall state:

          (1)  the Redemption Date,

          (2)  the Redemption Price,

          (3) if less than all the Outstanding Notes are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Notes to be redeemed,

          (4) that on the Redemption Date the Redemption Price will become due and payable upon each such Note (or portion thereof) to be redeemed and that interest thereon will cease to accrue on and after said date,

          (5) the Conversion Price, the date on which the right to convert the principal of the Notes to be redeemed will terminate and the place or places where such Notes may be surrendered for conversion, and

          (6) the place or places where such Notes are to be surrendered for payment of the Redemption Price.

          Notice of redemption of Notes to be redeemed shall be given by the Issuer or, at the Issuer's request, by the Trustee in the name and at the expense of the Issuer; provided, however, that the Issuer shall have delivered to the Trustee, at least 20 days prior to the Redemption Date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

          (c) If fewer than all the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed pro rata or by lot or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee in its sole discretion considers fair and appropriate; provided, however, that in the case of a mandatory redemption, selection of the portion of Notes for redemption shall be made by the Trustee only on a pro rata basis unless such method is otherwise prohibited by law. Notes and portions thereof that the Trustee selects shall be in amounts of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Issuer promptly of the Notes or portions of Notes to be redeemed.

          SECTION 3.4    Redemption of and Payment on Notes. Notice of
                         ----------------------------------
redemption having been given as aforesaid, and the conditions, if any, set forth in such notice having been satisfied, the Notes or portions thereof so to be redeemed shall, on the Redemption Date, become due and payable, and from and after such date such Notes or portions thereof shall cease to bear interest. Upon delivery of any notice of redemption pursuant to Section 3.3 hereof, the Trustee shall establish a special purpose account (the "Redemption Account"). Following the Disposition of each of the Yonkers Property and the Additional Collateral, the Issuer shall transfer, or cause to be transferred, to the Trustee, immediately upon receipt, the full amount of proceeds therefrom, and the Trustee, immediately upon receipt, shall, in accordance with the terms of the Security Documents, transfer the full Redemption Price in Dollars to the Redemption Account which funds shall be held by the Trustee in the Redemption Account and applied to the redemption of such Notes on the Redemption Date. Following any Equity Offering, the Issuer shall transfer, or cause to be transferred, to the Trustee, immediately upon receipt, the full Redemption Price in Dollars, which amount after transfer to the Trustee by the Issuer shall be held by the Trustee in the Redemption Account and applied to the redemption of such Notes on the Redemption Date. In connection with any mandatory redemption pursuant to Section 3.1 hereof, upon receipt by the Trustee no later than one Business Day prior to the Redemption Date of one or more Officers' Certificates of the Issuer certifying the amounts of customary fees and expenses relating to the transaction resulting in such mandatory redemption, the Trustee shall promptly cause such fees and expenses to be paid from the funds held in the Redemption Account. In connection with any mandatory redemption pursuant to
Section 3.1 hereof resulting from a Disposition of the Additional Collateral, the Issuer shall certify to the Trustee in an Officers' Certificate the maximum amount of proceeds of such Disposition that are to be used to redeem the Notes calculated in accordance with Section 12.1(b) hereof. In connection with any optional redemption by the Issuer pursuant to Section 3.2 hereof, the Issuer shall deposit with the Trustee or the Paying Agent on or prior to the Redemption Date money sufficient to pay the Redemption Price on all Notes to be redeemed on that date. Upon surrender of any such Note for redemption in accordance with the notice thereof to Holders sent pursuant to Section 3.3 hereof, the Trustee shall pay an amount in respect of such Note or portion thereof as provided in such notice; provided, however, that any payment of interest on any Note, the Stated Maturity of which payment of interest is on or prior to the Redemption Date, shall be payable to the Holder of such Note or one or more Predecessor Notes, registered as such at the close of business on the related Regular Record Date according to the terms of such Note and subject to the provisions of Section 2.6 hereof. The Trustee or the Paying Agent shall promptly return to the Issuer any money deposited with or transferred to the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the Redemption Price of or on behalf of all Notes to be redeemed.

          SECTION 3.5    Notes Redeemed in Part. Any Note that is to be redeemed
                         ----------------------
only in part shall be surrendered at a Place of Payment therefor (with due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer and the Trustee duly executed by, the Holder thereof or its attorney duly authorized in writing), and the Issuer shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Note, in each case as soon as practicable after the surrender of such Note (but in any event within 10 Business Days), without service charge, a new Note or Notes, of any authorized denomination requested by such Holder and of like tenor and in aggregate principal amount equal to and in exchange for the remaining unpaid principal amount of the Note so surrendered.

          SECTION 3.6    Cancellation of Notes. All Notes redeemed under any of
                         ---------------------
the provisions of this Indenture shall forthwith be canceled.

                                   ARTICLE 4
                            CONCERNING THE TRUSTEE

          SECTION 4.1    Duties and Responsibilities of Trustee; During Default;
                         -------------------------------------------------------
Prior to Default. With respect to the Holders of Notes issued hereunder, the
----------------
Trustee, prior to the occurrence of an Event of Default with respect to the Notes and after the curing or waiving of all Events of Default which may have occurred with respect to the Notes, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee.

          No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that

          (a) prior to the occurrence of an Event of Default with respect to the Notes and after the curing or waiving of all such Events of Defaults with respect to the Notes which may have occurred:

               (i) the duties and obligations of the Trustee with respect to the Notes shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

               (ii) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such statements, certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical computations or other facts stated therein);

          (b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

          (c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders holding a sufficient percentage of Notes to give such direction as permitted by this Indenture relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

          (d) none of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Trustee shall have ground for believing that the repayment of such funds or adequate indemnity against such liability is not assured to it.

          Except as otherwise specifically provided herein, (i) all references in this Indenture to the Trustee shall be deemed to refer to the Trustee in its capacity as Trustee and in its capacity as Security Registrar and Paying Agent and (ii) every provision of this Indenture relating to the conduct or affecting the liability or offering protection, immunity or indemnity to the Trustee shall be deemed to apply with the same force and effect to the Trustee acting in its capacity as Security Registrar and Paying Agent.

          SECTION 4.2    Certain Rights and Duties of Trustee. Subject to
                         ------------------------------------
Section 4.1 hereof and the Trust Indenture Act, in performing its duties and exercising its powers hereunder:

          (a) The Trustee may conclusively rely and shall be fully protected in acting, or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties or with respect to any action it takes or omits to take in good faith in accordance with a direction received by it from Holders holding a sufficient percentage of Notes to give such direction as permitted by this Indenture.

          (b) Any request, direction, order or demand of the Issuer or BI mentioned herein shall be sufficiently evidenced by an instrument signed in the name of the Issuer or BI, as the case may be, by an Authorized Representative (unless other evidence in respect thereof be herein specifically prescribed); and any Board Resolution may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Issuer.

          (c) The Trustee may consult with counsel, and the advice of counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

          (d) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture and may refuse to perform any duty or exercise any such rights or powers unless it shall have received security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby.

          (e) The Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture with respect to any action it takes or omits to take in good faith in accordance with a direction received by it from Holders holding a sufficient percentage of Notes to give such direction as permitted by this Indenture.

          (f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture or other paper or document unless requested in writing so to do by the Holders of not less than a majority in aggregate principal amount of the Notes then Outstanding; provided, that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require indemnity satisfactory to it against such expenses or liabilities as a condition to so proceeding. The reasonable expense of every such investigation shall be paid by the Issuer or, if paid by the Trustee, shall be repaid by the Issuer upon demand.

          (g) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, and the Trustee shall not be responsible for the willful misconduct or negligence on the part of or for the supervision of any agent or attorney appointed with due care by it hereunder.

          (h) If an Event of Default has occurred and is continuing and the Trustee receives actual notice of such event, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

          (i) Every provision of this Indenture that in any way relates to the Trustee is subject to this Article 4.

          (j) The Trustee shall not be charged with knowledge of an Event of Default unless a Responsible Officer of the Trustee obtains actual knowledge of such event or the Trustee receives written notice of such event from the Issuer, BI or Holders owning Notes aggregating not less than 10% of the Outstanding principal amount of the Notes.

          (k) The Trustee shall have no duty to monitor the performance of the Issuer, nor shall it have any liability in connection with the malfeasance or nonfeasance by the Issuer or BI. The Trustee shall have no liability in connection with compliance by the Issuer or BI with statutory or regulatory requirements related to the transactions contemplated by this Indenture and the Security Documents.

          SECTION 4.3    Trustee Not Responsible for Recitals, Etc. The recitals
                         -----------------------------------------
contained herein and in the Notes, except the Trustee's certificate of authentication, shall be taken as the statements of the Issuer or BI, as the case may be, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes or of the offering materials used in connection with the offering for sale or sale of the Notes. The Trustee shall not be accountable for the use or application by the Issuer of any of the Notes or of the proceeds of such Notes.

          SECTION 4.4    Trustee and Others May Hold Notes. The Trustee, or any
                         ---------------------------------
Paying Agent or Security Registrar or any other Authorized Agent of the Trustee, or any Affiliate thereof, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any other obligor on the Notes with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar or such other Authorized Agent.

          SECTION 4.5    Monies Held by Trustee or Paying Agent. All monies
                         --------------------------------------
received by the Trustee or any Paying Agent shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law or this Indenture. The Trustee shall not be liable for interest on any money received by it, except as the Trustee may agree in writing with the Issuer.

          SECTION 4.6    Compensation of Trustee and Its Lien. The Issuer
                         ------------------------------------
covenants and agrees to pay to the Trustee (all references in this Section 4.6 to the Trustee shall be deemed to apply to the Trustee in its capacities as Trustee, Paying Agent and Securities Registrar) from time to time, and the Trustee shall be entitled to, compensation for all services rendered by it hereunder in such amounts as may be agreed to from time to time by the Trustee and the Issuer, and, except as herein otherwise expressly provided, the Issuer will pay or reimburse the Trustee upon its request for all reasonable expenses and disbursements incurred or made by the Trustee in accordance with any of the provisions of this Indenture and the Security Documents (including the reasonable compensation and the reasonable expenses and disbursements of its counsel and of all persons not regularly employed by it) exce pt any such expense or disbursement as may arise from its negligence or bad faith. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. If any property other than cash shall at any time be subject to the Lien of this Indenture, the Trustee, if and to the extent authorized by a receivership or bankruptcy court of competent jurisdiction or by the supplemental instrument subjecting such property to such Lien, shall be entitled, but shall not be required, to make advances for the purpose of preserving such property or of discharging tax liens or other prior liens or encumbrances thereon. The Issuer also covenants and agrees to indemnify the Trustee and its officers, directors, employees and agents for, and to hold them harmless against, any loss, liability, claim, damage or expense (including the reasonable compensation and expenses and disbursements of its counsel) incurred without negligence or bad faith on the part of the Trustee, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder and the performance of its duties and the exercise of its powers under this Indenture and the Security Documents, including the costs and expenses of defending itself against any claim or liability in the premises. The obligations of the Issuer under this Section 4.6 shall constitute additional Indebtedness hereunder. The rights of the Trustee and the obligations of the Issuer under this Section 4.6 shall survive the resignation or removal of the Trustee, the payment of the Notes, and the satisfaction, discharge or termination of this Indenture.

          When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 8.1(d) or (e) hereof, the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or state bankruptcy, insolvency or other similar law.

          SECTION 4.7    Right of Trustee to Rely on Officers' Certificates and
                         ------------------------------------------------------
Opinions of Counsel. Before the Trustee acts or refrains from acting with
-------------------
respect to any matter contemplated by this Indenture, it may require an Officers' Certificate or an Opinion of Counsel, which shall conform to the provisions of Section 1.2 hereof. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

          SECTION 4.8    Persons Eligible for Appointment as Trustee. The
                         -------------------------------------------
Trustee shall be a bank or trust company, shall be a Person organized and doing business under the laws of the United States or any State thereof, with a combined capital and surplus of at least US$100,000,000, and shall be authorized under such laws to exercise corporate trust powers, subject to supervision by Federal or state authorities. If such corporation publishes reports of condition at least annually, then, for the purposes of this

Section 4.8, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with this Section 4.8, the Trustee shall resign immediately in the manner and with the effect specified in Section 4.9 hereof.

          SECTION 4.9    Conflicting Interests; Resignation and Removal of
                         -------------------------------------------------
Trustee; Appointment of Successor.
---------------------------------

          (a) If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture. To the extent permitted by the Trust Indenture Act, the Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under this Indenture with respect to the Notes.

          (b) The Trustee, or any trustee or trustees hereafter appointed, may at any time resign by giving written notice to the Issuer and by giving notice of such resignation to the Holders of such Notes in the manner provided in
Section 1.14 hereof. Upon receiving such notice of resignation, the Issuer shall promptly appoint a successor trustee or trustees by written instrument executed by order of the Board of Directors, one copy of which instrument shall be delivered to each of the resigning trustee and the successor trustee. If no successor trustee shall have been so appointed and shall have accepted appointment within 30 days after the mailing of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon after such notice, if any, as it may deem proper, appoint a successor trustee.

          (c)  In case at any time any of the following shall occur:

               (i) the Trustee shall cease to be eligible under Section 4.8 hereof with respect to the Notes and shall fail to resign after written request therefor by the Issuer or by any Holder, or

               (ii) the Trustee shall become incapable of acting with respect to the Notes, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, the Issuer may remove the Trustee with respect to the Notes and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors of the Issuer, one copy of which instrument shall be delivered to each of the Trustee so removed and the successor Trustee, or, subject to the Trust Indenture Act, any Holder who has been a bona fide Holder of a Note may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor Trustee.

          (d) The Holders of a majority in aggregate principal amount of the Notes at the time Outstanding may at any time remove the Trustee and appoint a successor Trustee by delivering to the Trustee so removed, the successor Trustee so appointed and the Issuer a written instrument executed by such Holders evidencing the action taken by the Holders.

          (e) Any resignation or removal of the Trustee and any appointment of a successor Trustee pursuant to this Section 4.9 shall become effective only upon acceptance of appointment by the successor Trustee as provided in Section
4.10 hereof.

          SECTION 4.10  Acceptance of Appointment by Successor Trustee. Any
                        ----------------------------------------------
successor Trustee appointed under Section 4.9 hereof shall execute, acknowledge and deliver to the Issuer and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, duties and obligations of its predecessor Trustee hereunder, with like effect as if originally named as Trustee herein; but, nevertheless, on the written request of the Issuer or of the successor Trustee, the Trustee ceasing to act shall, upon payment of any such amounts then due it pursuant to the provisions of Section 4.6 hereof, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the Trustee so ceasing to act. Upon request of any such successor Trustee, the Issuer shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor Trustee all such rights and powers. Any Trustee ceasing to act shall, nevertheless, retain a Lien upon all property or funds held or collected by such Trustee to secure any amounts then due it pursuant to Section 4.6 hereof.

          No successor Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Trustee shall be qualified under the requirements of the Trust Indenture Act and eligible under the provisions of Section 4.8.

          Upon acceptance of appointment by a successor Trustee, the Issuer shall give notice of the succession of such Trustee hereunder to the Holders of Notes in the manner provided in Section 1.14 hereof. If the Issuer fails to give such notice within 10 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be given at the expense of the Issuer.

          SECTION 4.11  Merger, Conversion or Consolidation of Trustee. Any
                        ----------------------------------------------
Person into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such successor Trustee shall be eligible under the provisions of Section 4.8 hereof and Section 310(a) of the Trust Indenture Act.

          SECTION 4.12  Preferential Collection of Claims Against Issuer and BI.
                        -------------------------------------------------------
If and when the Trustee shall be or become a creditor of the Issuer or BI (or any other obligor upon the Notes or the Guarantee Obligations), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Issuer or BI (or any such other obligor).

          SECTION 4.13  Maintenance of Offices and Agencies.
                        -----------------------------------
          (a) There shall at all times be maintained in the Borough of Manhattan, The City of New York, an office or agency where Notes may be presented or surrendered for registration of transfer or exchange and for payment of principal and interest, and where notices and demands to or upon the Trustee in respect of such Notes or this Indenture may be served. Such office or agency shall be initially at the Corporate Trust Office. Written notice of the location of each of such other office or agency and of any change of location thereof shall be given by the Trustee to the Issuer and the Holders in the manner specified in Section 1.14 hereof. In the event that no such office or agency shall be maintained or no such notice of location or of change of location shall be given, presentations, surrenders and demands may be made and notices may be served at the Corporate Trust Office.

          (b) There shall at all times be a Security Registrar and a Paying Agent hereunder. Any Paying Agent (other than the Trustee) from time to time appointed hereunder shall execute and deliver to the Trustee an instrument in which said Paying Agent shall agree with the Trustee, subject to the provisions of this Section 4.13, that such Paying Agent will:

               (i) hold all sums held by it for the payment of principal and interest on the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

               (ii) give the Trustee within three days thereafter notice of any default by any obligor upon the Notes in the making of any such payment of principal or interest; and

               (iii) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

Notwithstanding any other provision of this Indenture, any payment required to be made to or received or held by the Trustee may, to the extent authorized by written instructions of the Trustee, be made to or received or held by a Paying Agent in the Borough of Manhattan, The City of New York, for the account of the Trustee.

          The Trustee at its Corporate Trust Office is hereby appointed as a Paying Agent hereunder.

          (c) At any time when any Notes remain Outstanding, the Trustee may appoint an Authenticating Agent or Agents with respect to the Notes which shall be authorized to act on behalf of the Trustee to authenticate Notes issued upon original issuance, exchange, registration of transfer or partial redemption thereof or pursuant to Section 2.4 hereof, and Notes so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder (it being understood that wherever reference is made in this Indenture to the authentication and delivery of Notes by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent). If an appointment of an Authenticating Agent shall be made pursuant to this Section 4.13(c) with respect to the Notes, the Notes may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternate certificate of authentication in the following form:

          This Note is one of the Notes referred to in the within-mentioned Indenture.

                              IBJ Whitehall Bank & Trust Company,
                                 as Trustee


                              By:______________________________________
                                 Authenticating Agent


                              By:______________________________________
                                 Authorized Signatory

          (d) Any Authorized Agent shall be a bank or trust company, shall be a Person organized and doing business under the laws of the United States or any State thereof, with a combined capital and surplus of at least US$100,000,000, and shall be authorized under such laws to exercise corporate trust powers, subject to supervision by Federal or state authorities. If such Authorized Agent publishes reports of its condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 4.13, the combined capital and surplus of such Authorized Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authorized Agent shall cease to be eligible in accordance with the provisions of this Section 4.13, such Authorized Agent shall resign immediately in the manner and with the effect specified in this Section 4.13.

          (e) Any Person into which any Authorized Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, consolidation or conversion to which any Authorized Agent shall be a party, or any corporation succeeding to the corporate trust business of any Authorized Agent, shall be the successor of such Authorized Agent hereunder, if such successor Person is otherwise eligible under this Section 4.13, without the execution or filing of any paper or any further act on the part of the parties hereto or such Authorized Agent or such successor Person.

          (f) Any Authorized Agent may at any time resign by giving written notice of resignation to the Trustee and the Issuer. The Issuer may, and at the request of the Trustee shall, at any time, terminate the agency of any Authorized Agent by giving written notice of such termination to the Authorized Agent and to the Trustee. Upon the resignation or termination of an Authorized Agent or in case at any time any such Authorized Agent shall cease to be eligible under this Section 4.13 (when, in either case, no other Authorized Agent performing the functions of such Authorized Agent shall have been appointed), the Issuer shall promptly appoint one or more qualified successor Authorized Agents approved by the Trustee to perform the functions of the Authorized Agent which has resigned or whose agency has been terminated or who shall have ceased to be eligible under this Section 4.13. The Issuer shall give written notice of any such appointment to all Holders pursuant to Section 1.14 hereof.

          (g) The Paying Agent shall comply with all applicable withholding, information reporting and back-up withholding tax requirements under the United States Internal Revenue Code of 1986, as amended, and the Treasury regulations issued thereunder in respect of any payment on, or in respect of a Note.

          SECTION 4.14   Trustee Risk. None of the provisions contained in this
                         ------------
Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Trustee shall have ground for believing that the repayment of such funds or liability is not assured to it. Whether or not expressly provided herein, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to Section 4.2 hereof and the requirements of the Trust Indenture Act.

          SECTION 4.15   Appointment of a Co-Trustee. If the Trustee deems it
                         ---------------------------
necessary or desirable in order to carry out the purposes of this Indenture, the Trustee may appoint a co-Trustee, who shall be reasonably acceptable to the Issuer, with such powers of the Trustee as may be designated by the Trustee at the time of such appointment, and the Issuer shall, on request, execute and deliver to such co-Trustee any deeds, conveyances or other instruments reasonably required by such co-Trustee so appointed by the Trustee to more fully and certainly vest in and confirm to such co-Trustee its rights, powers, trusts, duties and obligations hereunder. In case any separate trustee or co-trustee, or a successor to either, shall die, become incapable of acting, resign or be removed, all the estates, properties, rights, powers, trusts, duties and obligation of such separate trustee or co-trustee, so far as permitted by law, shall vest in and be exercised by the Trustee until the appointment of a new trustee or successor to such separate trustee or co-trustee.

                                   ARTICLE 5
                          HOLDERS' LISTS AND REPORTS
                             BY TRUSTEE AND ISSUER

          SECTION 5.1  Issuer to Furnish Trustee Names and Addresses of Holders.
                       --------------------------------------------------------
The Issuer will furnish or cause to be furnished to the Trustee

          (1) semi-annually, not later than January 15 and July 15 in each year, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Notes as of a date not more than 15 days prior to the time such list is furnished, and

          (2) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

excluding from any such list names and addresses received by the Trustee in its capacity as Security Registrar.

          SECTION 5.2  Preservation of Information; Communications to Holders.
                       ------------------------------------------------------
The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 5.1 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 5.1 upon receipt of a new list so furnished.

          The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Notes, and the corresponding rights and privileges of the Trustee, shall be as provided by the Trust Indenture Act.

          Every Holder of Notes, by receiving and holding the same, agrees with the Issuer and the Trustee that neither the Issuer nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

          SECTION 5.3  Reports by Trustee. On or before March 1 in every year,
                       ------------------
so long as any Notes are Outstanding hereunder, the Trustee shall transmit to the Holders a brief report, dated as of the preceding December 31, to the extent required by Section 313(a) of the Trust Indenture Act in accordance with the procedures set forth in said Section. The Trustee shall also transmit to the Holders any report required by Section 313(b) during the time specified in such subsection. A copy of each such report at the time of its mailing to Holders shall be filed with the SEC and each stock exchange, if any, on which the Notes are listed. The Issuer shall promptly notify the Trustee if the

Notes become listed on any stock exchange, and the Trustee shall comply with
Section 313(d) of the Trust Indenture Act.

          SECTION 5.4    Reports by Issuer and BI. The Issuer and BI shall file
                         ------------------------
with the Trustee and the SEC, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act.

                                   ARTICLE 6
                                   COVENANTS

          SECTION 6.1    Payment of Notes. The Issuer shall pay the principal of
                         ----------------
and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture. An installment of principal of or interest on the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent holds on that date U.S. legal tender designated for and sufficient to pay the installment in full and is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture. Notwithstanding anything to the contrary contained in this Indenture, the Issuer may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments hereunder.

          SECTION 6.2    Corporate Existence. Except as otherwise permitted by
                         -------------------
Article 7, each of the Issuer and BI shall do or cause to be done, at its own cost and expense, all things necessary to preserve and keep in full force and effect its corporate existence in accordance with its organizational documents.

          SECTION 6.3    Compliance Certificate; Notice of Default.
                         -----------------------------------------

          (a) The Issuer shall deliver to the Trustee within 120 days after the end of the Issuer's fiscal year, an Officers' Certificate stating that a review of its activities and the activities of BI's and its subsidiaries during the preceding fiscal year, has been made under the supervision of the signing officer with a view to determining whether they have complied with their obligations under this Indenture and further stating that to the best of such officers' knowledge such entities during such preceding fiscal year have complied with each and every such covenant and no Default or Event of Default occurred during such year and at the date of such certificate there is no Default or Event of Default that has occurred and is continuing or, if such officer does know of such Default or Event of Default, the certificate shall describe the Default or Event of Default and its status with particularity.

          (b) Upon becoming aware of any Default or Event of Default in the performance of any covenant, agreement or condition contained in this Indenture, the Issuer shall deliver to the Trustee, at its address set forth in Section
1.14 hereof, by registered or certified mail or by telegram, telex or facsimile transmission followed by hard copy by registered or certified mail, an Officers' Certificate specifying such event, notice or other action and any action the Issuer is taking or proposing to take in connection therewith.

          SECTION 6.4    Impairment of Security Interest.  Each of BI and the
                         -------------------------------
Issuer shall not, and shall not permit any of its subsidiaries to, take or omit to take, any action which would have the result of impairing or adversely affecting the security interest with respect to the Collateral for the benefit of the Holders of the Notes. Notwithstanding the foregoing, nothing herein or in the Security Documents shall prohibit (i) the Disposition, at any time and from time to time, of all or any portion of the Collateral so long as the Net Proceeds of any such sale are applied in accordance with the provisions of the Security Documents and this Indenture or (ii) the release of any Collateral or Lien in accordance with the provisions of the Security Documents and this Indenture.

          SECTION 6.5    Amendments to Security Documents.  Each of BI and the
                         --------------------------------
Issuer shall not, and shall not permit any of its subsidiaries to, amend, modify or supplement, or permit or consent to any amendment, modification or supplement of, the Security Documents, other than amendments, modifications or supplements which are otherwise permitted pursuant to the provisions of this Indenture and the Security Documents.

          SECTION 6.6    Reports of Holders.  The Issuer will file with the
                         ------------------
Trustee and provide to the Holders of the Notes, within 15 days after filing is or would have been required with the SEC, copies of the quarterly and annual reports (without exhibits) and of the other information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Issuer (i) files with the SEC pursuant to Section 13 or 15(d) of the Exchange Act or (ii) would have been required to so file with the SEC if the Issuer was subject to Section 13 or 15(d) of the Exchange Act. Nothing herein shall require the Issuer to provide financial statements of the Issuer which are separate and unconsolidated from the financial statements of BI unless such unconsolidated financial statements are otherwise required to be filed with the SEC.

          SECTION 6.7    Limitation on Indebtedness.  BI shall not, the Issuer
                         --------------------------
shall not and the Issuer shall not permit any of its subsidiaries to, incur any Indebtedness; provided that the Issuer and its subsidiaries may incur the Indebtedness described in clauses (i) through (v) below and BI may incur the Indebtedness described in clauses (i) through (iii) below; provided that any indebtedness incurred by BI pursuant to clause (iii) below shall rank pari passu with the BI Guarantee:

               (i) Indebtedness under the New Credit Facility, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time by one or more other agreements, instruments or documents; provided, however, that any such amendment, restatement, modification, renewal, refunding, replacement or refinancing pursuant to this Section 6.7(i) shall not cause the amount of such Indebtedness to exceed $270 million plus any guarantees thereof;

               (ii) the Notes, the Guarantees and any other Indebtedness incurred pursuant to the Plan, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time by one or more other agreements, instruments or documents;

               (iii) Indebtedness, which may be in addition to Indebtedness incurred pursuant to clause (i) above, incurred in connection with the acquisition (by purchase, lease or otherwise) of additional store sites (including Indebtedness incurred under any agreement, instrument or document referred to under Section 6.7(i) hereof or otherwise) to finance the fixtures, equipment, inventory and other costs and expenses associated with such store sites);

               (iv) Indebtedness incurred to finance or refinance capital expenditures; and

               (v) Indebtedness incurred in the ordinary course of business of the Issuer and BI and their subsidiaries as of the date hereof in accordance with past practices.

          SECTION 6.8    Delivery of Title Policies.
                         ---------------------------

          (a) The Issuer agrees that it shall deliver to the Trustee the following documents, in form and substance satisfactory to the Trustee, as directed by the Holders of a majority of the outstanding aggregate principal amount of the Notes (the "Majority"), and/or take the following actions in a manner acceptable to the Trustee, as directed by the Majority:

               As promptly as practicable, and in any event within forty-five
          (45) days following the Effective Date, the Issuer shall deliver to the Trustee title policies (and any endorsements thereto reasonably requested by the Trustee, as directed by the Majority; provided such endorsements are available from the insurer selected by the Issuer and provided further that in no event shall the costs of such endorsements exceed $50,000 in the aggregate) insuring the Liens of the Leasehold Mortgages on property leased by the Issuer or Yonkers (as the case may be) located in Yonkers, New York, Saddle Brook, New Jersey and Danbury and Norwalk, Connecticut with ALTA Extended Coverage Mortgagee Loan Policies (10-17-92 or if available with respect to New Jersey and Connecticut properties ALTA 1970 amended 10-17-70 and 10-17-84) as valid liens prior and superior to all other liens, security interests, encumbrances or other interests in and to such leaseholds, subject only to standard printed exceptions therein and to such additional exceptions that do not adversely affect the value or use of each mortgaged property or the Trustee's ability to effectively realize the benefits of the liens and security interests created pursuant to such Leasehold Mortgages in any material respect. If the Lien of any of the Leasehold Mortgages is not insurable in accordance with the foregoing standards for any reason, the Issuer shall, within such forty-five
          (45) day period, either (A) correct the condition giving rise to such title defect or (B) provide the Trustee with (i) an insurable replacement mortgage or mortgages encumbering other leasehold interests held by the Issuer and mutually acceptable to the Issuer and the Trustee, as directed by the Majority, which satisfies the foregoing requirements, (ii) legal opinions regarding such replacement mortgages substantially consistent with the opinions delivered to the Trustee on the Effective Date, and (iii) title insurance insuring such replacement mortgages consistent with this Section 6.8(a). The Issuer shall pay all costs and expenses, including the cost of title insurance, legal opinions, mortgage taxes and filing fees, incurred in connection with the Leasehold Mortgages and any replacement mortgages. The Trustee shall respond promptly to written requests by the Issuer to consent to any proposed title policies or replacement properties, provided that any failure by the Trustee to respond to the Issuer within five (5) business days of any such request shall result in a one (1) day extension of the forty-five
          (45) day period for each day or portion thereof that the Trustee fails to so respond.

          (b) If the Issuer fails to timely comply with any of the requirements set forth in Section 6.8(a) for any reason whatsoever (including, without limitation, the Issuer's inability to agree on any replacement collateral), the Noteholders will suffer monetary and other damages. The amount of such damages, however, will be impossible to determine, and thus the Issuer agrees to pay to the Trustee as liquidated damages for the ratable benefit of the Noteholders, $5,000 per day (payable on demand in one or more payments) commencing on the date of failure to comply with such obligations and continuing to the date upon which the Issuer's obligations hereunder have been satisfied.

          (c)  Upon receipt of any amounts received by the Trustee pursuant to
     Section 6.8(b) hereof, the Trustee shall distribute such amounts to the Noteholders ratably as their interests shall appear on the registrar books of the Trustee five (5) Business Days prior to such distribution; provided, however, that such payments shall not be credited towards principal or interest payable under the Notes. The Trustee may set the date for such distribution, which shall be at least once a month.

          (d) Any and all actions or approvals required to be taken or given by the Trustee pursuant to Section 6.8 shall be taken or given solely upon the written direction of the Majority; provided that such direction shall not be otherwise than in accordance with applicable law.

          SECTION 6.9    Disposition of Yonkers Property.  If the Yonkers
                         -------------------------------
Property is not sold to a third party by August 27, 1999, New Horizons shall use its best efforts to extend the Yonkers Effective Date (as defined in the Plan) to a date specified by the Trustee and shall seek such further extensions as may be reasonably requested by the Trustee. The Issuer and New Horizons shall use reasonable efforts to market and sell the Yonkers Property; provided, however, that any listing or similar agreement entered into by the Issuer or New Horizons shall provide that as of August 1, 1999, the Trustee shall have the right to market the Yonkers Property. The Issuer and New Horizons agree that if they receive a bona fide cash offer to purchase the Yonkers Property in an amount equal to or greater than $15,000,000 (excluding customary prorations and transaction costs), then the Issuer shall seek to cause New Horizons to sell the Yonkers Property to such offeror. If New Horizons has not conveyed the Yonkers Property to a third party purchaser on or before July 31, 1999, then, upon receiving written notice from the Trustee (and, with respect to the following clauses (i), (ii) and (iii), upon receipt of an order of the United States Bankruptcy Court with jurisdiction over the Chapter 11 case of New Horizons authorizing clauses (i), (ii) and (iii) or an order of dismissal of such case),

     (i)    the Trustee shall have the right to market the Yonkers Property,

     (ii) the Trustee shall have the right to negotiate and agree to the sale price and other terms and conditions relating to the sale of the Yonkers Property, including, without limitation, the form of sale agreement (the "Sale Agreement"),

     (iii) New Horizons and the Issuer shall promptly execute, deliver and agree to be bound by any Sale Agreement approved by the Trustee, regardless if New Horizons and the Issuer did not negotiate and do not approve the terms of such Sale Agreement,

     (iv) at the option of the Trustee and without notice to the Issuer, the Trustee may transfer to or register in the name of the Trustee or any other party designated by the Trustee, for the benefit of the Holders, the Pledged Stock (provided that in no event shall the Trustee be obligated to accept a conveyance of the Pledged Stock unless the Trustee agrees to accept such conveyance), in which event,

            (a) the Pledged Stock shall remain subject to the Security Agreement and the Yonkers Property shall remain subject to the Leasehold Mortgage,

            (b) the Issuer shall indemnify the entity accepting the Pledged Stock for and against all liability and costs relating to the use and ownership of the Yonkers Property arising from any events or acts occurring prior to the date the Pledged Stock is conveyed to the party designated by the Trustee,

            (c) New Horizons shall, and the entity accepting the conveyance of the Pledged Stock shall cause New Horizons to, enter into a use agreement with the Issuer providing, among other things, that the Issuer may operate a Bradlees store at the Yonkers Property, the Issuer shall comply with the Yonkers Property lease and all other documents, laws and regulations applicable to the use and ownership of the Yonkers Property, the Issuer shall pay to and indemnify New Horizons from and against all costs, expenses, liabilities and claims relating to the use and ownership of the Yonkers Property, and, subject to any agreements or laws applicable to the Yonkers Property or such sale, the Issuer may remove its property from the Yonkers Property (including, without limitation, (i) all inventory and equipment and (ii) all other personal property other than fixtures and personal property not subject to a lien in favor of the Trustee, all as defined or used in the Uniform Commercial Code as in effect in the State of New York) and/or conduct a going-out-of-business or other public or private sale at the Yonkers Property during the one hundred twenty (120) day period prior to the date the Yonkers Property is sold to a third party,

            (d) New Horizons shall comply with the terms of the lease with respect to the Yonkers Property at all times prior to the date the Yonkers Property is sold to a third party,

     (v)    if the Trustee collects any money or property pursuant to this
Section 6.9, it shall pay out such money or property in the following order: (a) First, all costs incurred by the Trustee in connection with the marketing, sale
-----
and ownership of the Yonkers Property shall be paid from the proceeds resulting from the sale of the Yonkers Property, including, without limitation, brokerage and listing fees and costs, attorneys fees and costs, title insurance costs and recording fees and taxes, and (b) Second, all proceeds from the sale of the
                                  ------
Yonkers Property shall be distributed to the Holders in accordance with the Indenture and the Security Documents,

     (vi) the Issuer and New Horizons shall seek to enter into all documents necessary to effect the obligations set forth in this Section 6.9, which documents shall be subject to the approval of the Trustee, which approval the Trustee may withhold in its sole discretion,

     (vii) notwithstanding anything to the contrary in this Indenture, the Trustee, on behalf of the Noteholders, shall exercise its rights set forth in this Section 6.9 only as authorized in writing by the Holders of a majority of the then outstanding aggregate principal amount due under the Notes, and

     (viii) failure by the Issuer and/or New Horizons to perform their obligations under this Section 6.9 shall be an Event of Default and shall entitle the Trustee to exercise any and all rights and remedies available at law, in equity or pursuant to this Indenture, including, without limitation, specific performance.

It being understood that the Trustee shall be under no obligation to exercise any rights or powers described in this Section 6.9 and may refuse to perform any duty or exercise any such rights or powers unless it shall have received security or indemnity, in the Trustee's sole discretion, satisfactory to it against any and all costs, expenses and liabilities which may be incurred therein or thereby.

                                   ARTICLE 7
                            SUCCESSOR CORPORATION;
                   MERGER, CONSOLIDATION AND SALE OF ASSETS

          SECTION 7.1    Merger, Consolidation and Sale of Assets.  Each of BI
                         ----------------------------------------
and the Issuer (each a "Constituent Entity") will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose all or substantially all of the Constituent Entity's assets whether as an entirety or substantially as an entirety to any Person unless: (i) either (1) such Constituent Entity shall be the surviving or continuing entity or (2) the Person or Persons (if other than such Constituent Entity) formed by such consolidation or into which such Constituent Entity is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all the properties and assets of such Constituent Entity (the "Surviving Entity") shall be a Person or Persons organized and existing under the laws of any jurisdiction of the United States and shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, (a) in the case of a transaction involving the Issuer, the due and punctual payment of the principal and interest on all of the Notes and the performance of every covenant and obligation of the Issuer under the Notes and the Indenture and the Security Documents to be performed or observed or (b) in the case of a transaction involving BI, the Guarantee Obligations and the other obligations of BI under the Indenture; (ii) immediately before and immediately after giving effect to such transaction and the assumption contemplated above, no Default or Event of Default shall have occurred or be continuing; and (iii) such Constituent Entity or the Surviving Entity shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied. Notwithstanding the preceding sentence, so long as no Default or Event of Default shall have occurred or be continuing, (a) any subsidiary of BI or the Issuer may consolidate with, merge into or transfer all or part of its properties and assets to BI or the Issuer; (b) BI or the Issuer may merge with an Affiliate incorporated solely for the purpose of reincorporating in another jurisdiction in the United States; and (c) the Issuer and BI may merge with or into each other.

          SECTION 7.2    Successor Corporation Substituted.  Upon any
                         ---------------------------------
consolidation, combination or merger or any transfer of all or substantially all of the assets of a Constituent Entity in accordance with the foregoing, in which such Constituent Entity is not the continuing corporation, the successor Person formed by such consolidation or into which such Constituent Entity is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, such Constituent Entity under this Indenture and the Notes with the same effect as if such surviving entity had been named as such; provided that the predecessor entity in the case of a conveyance, transfer or lease shall not be released from the obligation to pay the principal of and interest on the Notes or honor the Guarantee Obligations, as applicable.

                                   ARTICLE 8
                                    DEFAULT

          SECTION 8.1    Events of Default.  It shall be an Event of Default
                         -----------------
hereunder if any of the following events shall have occurred and be continuing:

          (a) the Issuer fails to pay interest on any Notes when the same becomes due and payable and such default continues for a period of 15 days; or

          (b) failure to pay the principal on any Notes when such principal becomes due and payable, at maturity, acceleration, upon redemption or otherwise; or

          (c) the Issuer, New Horizons or BI defaults in the observance or performance of any other covenant or agreement on its part contained in this Indenture or the Security Documents, which default continues for a period of 30 days after the Issuer, New Horizons or BI, as the case may be, receive written notice specifying the default

     (and demanding that such default be remedied) from the Holders of at least 25% of the principal amount of the Outstanding Notes (it being understood that the failure to have obtained the United States Bankruptcy Court order referred to in Section 13.21 hereof shall not result in a Default or Event of Default hereunder); or

          (d) subject to the last paragraph of this Section 8.1, the Issuer, BI, New Horizons or a Significant Subsidiary (A) commences a voluntary case or proceeding under any Bankruptcy Law with respect to itself, (B) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding under any Bankruptcy Law, (C) consents to the appointment of a Custodian of it or for substantially all of its property, (D) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it, (E) makes a general assignment for the benefit of its creditors, or (F) takes any corporate action to authorize or effect any of the foregoing; or

          (e) subject to the last paragraph of this Section 8.1, a court of competent jurisdiction enters a judgment, decree or order for relief in respect of the Issuer, BI, New Horizons or a Significant Subsidiary in an involuntary case or proceeding under any Bankruptcy Law, which shall (A) approve as properly filed a petition seeking reorganization, arrangement, adjustment or composition in respect of the Issuer, BI, New Horizons or a Significant Subsidiary, (B) appoint a Custodian of the Issuer, BI, New Horizons or a Significant Subsidiary or for substantially all of its property or (C) order the winding-up or liquidation of the affairs of the Issuer, BI, New Horizons or a Significant Subsidiary; and such judgment, decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

          (f) subject to the last paragraph of this Section 8.1, a petition under any Bankruptcy Law seeking reorganization, arrangement, adjustment or composition in respect of the Issuer, BI, New Horizons or a Significant Subsidiary is filed and not controverted within the time prescribed by applicable law or court order or dismissed within 90 days; or

          (g) any one or more judgments or orders as to a liability or debt for the payment of money (not covered by insurance or workers' compensation payments) in excess of $5 million in the aggregate shall be rendered against the Issuer, BI, New Horizons or a Significant Subsidiary and either
     (i) enforcement proceedings shall have been commenced and shall be continuing by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal, payment or otherwise, shall not be in effect; or

          (h)  BI fails to deliver shares of New Common Stock in accordance with
     Article 9 hereof when such delivery is required upon conversion of any Note and such failure continues for a period of three Trading Days; or

          (i) the BI Guarantee ceases to be in full force and effect or BI denies or disaffirms its obligations under the BI Guarantee and such default continues for a period of 10 days after the notice specified in clause (c) above; or

          (j) any of the Liens created by the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby for any reason other than satisfaction in full of all obligations under this Indenture and discharge of this Indenture or any reason other than a cessation permitted by and in accordance with this Indenture and the Security Documents; provided that the Issuer shall have 30 days to cure any such cessation; or

          (k) the collateral agent under the New Credit Facility, has commenced the exercise of its remedies with respect to amounts outstanding under the New Credit Facility or the collateral securing the Issuer's obligations under the New Credit Facility; provided that neither the termination of the Issuer's right to receive loans, advances and other financial accommodations under the New Credit Facility nor the acceleration and demand for payment of Indebtedness under the New Credit Facility shall constitute or be deemed to constitute an "exercise of remedies" for purposes of this Section 8.1(k).

          For purposes of this Section 8.1, the following conditions or events which would otherwise constitute a Default or Event of Default under clause (d),
(e) or (f) above shall not so constitute a Default or Event of Default: any condition or event which is in existence on the issue date of the Notes.

          SECTION 8.2    Acceleration.  If an Event of Default (other than an
                         ------------
Event of Default specified in Section 8.1(d), (e) or (f) with respect to the Issuer, New Horizons or BI) occurs and is continuing and has not been waived pursuant to Section 8.10, then the Holders of at least 25% in principal amount of Outstanding Notes may declare the principal of and accrued interest on all the Notes to be due and payable by notice in writing to the Issuer and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice"), and the same shall become immediately due and payable after receipt by the Issuer of such Acceleration Notice but only if such Event of Default is then continuing. Upon any such declaration, but subject to the immediately preceding sentence, such amount shall be immediately due and payable.

          If an Event of Default specified in Section 8.1(d), (e) or (f) occurs and is continuing with respect to the Issuer, New Horizons or BI, all unpaid principal and accrued and unpaid interest on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

          At any time after a declaration of acceleration with respect to the Notes in accordance with this Section 8.2, the Holders of a majority in principal amount of the outstanding Notes may, on behalf of the Holders of all of the Notes, rescind and cancel such declaration and its consequences (i) if the rescission would not conflict with any judgment or decree, (ii) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration,
(iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid and (iv) if the Issuer has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances, and all other amounts due the Trustee under Section
4.6. No such rescission shall affect any subsequent Event of Default or impair any right consequent thereto.

          SECTION 8.3    Collection of Indebtedness by Trustee; Trustee May
                         --------------------------------------------------
Prove Debt.  If an Event of Default in payment of principal of or interest on
----------
any of the Notes specified in clause (a) or (b) of Section 8.1 occurs and is continuing, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the Issuer, New Horizons or BI upon such Notes or Guarantee Obligations, as the case may be, and collect in the manner provided by law out of the property of the Issuer (including, without limitation, the Collateral), New Horizons or BI upon such Notes or Guarantee Obligations, as the case may be, wherever situated, the moneys adjudged or decreed to be payable.

          All rights of action and of asserting claims under this Indenture, the Security Documents or under any of the Notes may be enforced by the Trustee without the possession of any of the Notes or the production thereof on any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Trustee, each predecessor Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Notes in respect of which such action was taken.

          In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Indenture, the Security Documents or the Notes to which the Trustee shall be a party), the Trustee shall be held to represent all the Holders of the Notes in respect to which such action was taken, and it shall not be necessary to make any Holders of such Notes parties to any such proceedings.

          SECTION 8.4    Application of Proceeds.  If the Trustee collects any
                         -----------------------
money or property pursuant to this Article 8, it shall pay out the money in the following order:

          First:  to the Trustee for amounts due under Section 4.6;
          -----

          Second:  to Holders for amounts due and unpaid on the Notes for
          ------
interest and all other amounts (excluding principal) payable on the Notes to the Holders hereunder by the Issuer, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for interest and such other amounts, respectively;

          Third:  to Holders for amounts due and unpaid on the Notes for
          -----
principal, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal; and

          Fourth:  to the Issuer or any other obligor on the Notes, as their
          ------
interests may appear, or as a court of competent jurisdiction may direct.

The Trustee, upon prior notice to the Issuer, may fix a record date and payment date for any payment to Holders pursuant to this Section 8.4.

          SECTION 8.5    Other Remedies.  If an Event of Default occurs and is
                         --------------
continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes, this Indenture or the Security Documents.

          Each Noteholder, by accepting a Note, acknowledges that the exercise of remedies by the Trustee with respect to the Collateral is subject to the terms and conditions of the Security Documents and the proceeds received upon realization of the Collateral shall be applied by the Trustee in accordance with
Section 8.4 hereof and applicable law.

          SECTION 8.6    Restoration of Rights on Abandonment of Proceedings.
                         ---------------------------------------------------
In case the Trustee shall have proceeded to enforce any right under this Indenture or the Security Documents and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee, then and in every such case the Issuer and the Trustee shall be restored respectively to their former positions and rights hereunder and under the Security Documents, and all rights, remedies and powers of the Issuer, the Trustee and the Noteholders shall continue as though no such proceedings had been taken.

          SECTION 8.7    Limitations on Suits by Noteholders.  No Holder of any
                         -----------------------------------
Note shall have any right by virtue or by availing itself of any provision of this Indenture or of the Notes to institute any action or proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to this Indenture or the Security Documents, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any other remedy hereunder or under the Notes, unless such Holder previously shall have given to the Trustee written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of not less than 25% in aggregate principal amount of the Notes then Outstanding shall have made written request upon the Trustee to institute such action or proceedings in its own name as trustee hereunder and shall have provided to the Trustee such indemnity satisfactory to it as it may require against the costs, expenses and liabilities to be incurred therein or thereby and the Trustee for 10 days after its receipt of such notice, request and indemnity shall have failed to institute any such action or proceeding and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 8.9, it being understood and intended, and being expressly covenanted by the taker and Holder of every Note with every other taker and Holder and the Trustee, that no one or more Holders of Notes shall have any right in any manner whatever by virtue or by availing itself of any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder of Notes, or to obtain or seek to obtain priority over or preference to any other Holder or to enforce any right under this Indenture or under the Notes, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Notes. For the protection and enforcement of the provisions of this Section, each and every Noteholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

          SECTION 8.8    Powers and Remedies Cumulative; Delay or Omission Not
                         -----------------------------------------------------
Waiver of Default.  No right or remedy herein conferred upon or reserved to the
-----------------
Trustee or to the Noteholders is intended to be exclusive or any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

          No delay or omission of the Trustee or of any Noteholder to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and every power and remedy given by this Indenture or the Security Documents or by law to the Trustee or to the Noteholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Noteholders.

          SECTION 8.9    Control by Noteholders.  The Holders of a majority in
                         ----------------------
aggregate principal amount of the Notes at the time Outstanding shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the Notes by this Indenture or the Security Documents; provided that such direction shall not be otherwise than in accordance with applicable law (including, without limitation, the Trust Indenture Act) and the provisions of this Indenture and provided further that (subject to the provisions of Section 4.1 hereof) the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, shall determine that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith by action of Responsible Officers of the Trustee shall determine that the action or proceedings so directed would involve the Trustee in personal liability or if the Trustee in good faith shall so determine that the actions or forbearance specified in or pursuant to such direction would be unduly prejudicial to the interests of Holders of the Notes not joining in the giving of said direction, it being understood that (subject to Section 4.1 hereof) the Trustee shall have no duty to ascertain whether or not such actions or forbearance are unduly prejudicial to such Holders.

          Nothing in this Indenture or the Security Documents shall impair the right of the Trustee in its discretion to take any action deemed proper by the Trustee and which is not inconsistent with such direction or directions by Noteholders.

          SECTION 8.10   Waiver of Defaults. The Holders of a majority of the
                         ------------------
aggregate principal amount of the Notes Outstanding (or of such lesser percentage as may act at a meeting of Noteholders) may on behalf of the Holders of all the Notes Outstanding waive any past default or Event of Default with respect to the Notes, except a default in the payment of the principal of or interest on any Note or a default in respect of a covenant or provision hereof that cannot be modified or amended without the consent of each Holder affected as provided in Section 11.2 hereof. Any such waiver shall be accompanied by notice to the Trustee of such waiver. In case of any such waiver, the Issuer, the Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder, respectively.

          Upon any such waiver, such default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured, and not to have occurred for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

          SECTION 8.11   Unconditional Right of Holders to Receive Principal and
                         -------------------------------------------------------
Interest. Notwithstanding any other provision in this Indenture, the Holder of
--------
any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest on such Note on its Stated Maturity as expressed in such Note (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

          SECTION 8.12   Undertaking for Costs. All parties to this Indenture
                         ---------------------
agree, and each Holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit other than the Trustee of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Noteholder or group of Noteholders holding in aggregate more than 10% in principal amount of Outstanding Notes, or any suit instituted by a Noteholder for enforcement of payment of the principal of, or interest on, any Note on or after the date such amount is required to be paid or for the enforcement of the right to convert any Note in accordance with
Article 9.

          SECTION 8.13   Trustee May File Proofs of Claim. In case of any
                         --------------------------------
judicial proceeding relative to the Issuer (or any other obligor upon the Notes), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments dire ctly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 4.6.

          No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors' or other similar committee.

          SECTION 8.14   New Credit Facility Waivers and Consents. With respect
                         ----------------------------------------
to the Trustee's exercise of its rights and remedies under Sections 8.3, 8.5 and 8.8, the Trustee shall comply with the New Credit Facility Waivers and Consents, if and to the extent applicable.

                                   ARTICLE 9
                              CONVERSION OF NOTES

          SECTION 9.1    Conversion Privilege. Subject to and upon compliance
                         --------------------
with the provisions of this Article 9, at the option of the Holder thereof, the then outstanding principal amount of any Note may at any time after the first anniversary of the original issuance of the Notes be converted, in whole, or in part in multiples of $1,000 principal amount, into fully paid and non-assessable shares of New Common Stock issuable upon conversion of the Notes, at the Conversion Price in effect at the Date of Conversion, until and including, but not after the close of business on the second Business Day prior to the Maturity Date, or unless such Note or some portion thereof shall have been called for redemption prior to such date and no default is made in making due provision for the payment of the Redemption Price in accordance with the terms of this Article 9 and the Notes, in which case, with respect to such Note or portion thereof as has been so called for redemption, such Note or portion thereof may be so converted until and including, but not after, the close of business on the second Business Day prior to the Redemption Date for such Note, unless the Issuer subsequently fails to pay the applicable Redemption Price.

          SECTION 9.2    Exercise of Conversion Privilege. In order to exercise
                         --------------------------------
the conversion privilege, the Holder of any Note to be converted shall surrender such Note to BI at any time during usual business hours at its office or agency maintained for the purpose as provided in this Indenture, accompanied by a fully executed written notice, in substantially the form set forth on the reverse of the Note, that the Holder elects to convert such Note or a stated portion thereof constituting a multiple of $1,000 principal amount, and, if such Note is surrendered for conversion during the period between the close of business on any Regular Record Date and the opening of business on the next following Stated Maturity for the payment of interest and has not been called for redemption on a Redemption Date which occurs within such period, accompanied also by payment to the Issuer of an amount equal to the interest payable on such Stated Maturity on the principal amount of the Note being surrendered for conversion, notwithstanding such conversion. The Holder of any Note at the close of business on a Regular Record Date will be entitled to receive the interest payable on such Note on the corresponding Stated Maturity for the payment of interest notwithstanding the conversion thereof after such Regular Record Date. The interest payment with respect to a Note called for redemption on a date during the period from the close of business on or after any Regular Record Date to the close of business on the Business Day following the corresponding Stated Maturity will be payable on the corresponding Stated Maturity to the registered Holder at the close of business on that Regular Record Date (notwithstanding the conversion of such Note after the corresponding Stated Maturity) and a Holder who elects to convert need not include funds equal to the interest paid.

          A notice of conversion shall state the name or names (with address) in which the certificate or certificates for shares of New Common Stock shall be issued. Notes surrendered for conversion shall (if reasonably required by BI or the Trustee) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to BI duly executed by the Holder or his attorney duly authorized in writing. As promptly as practicable after the receipt of such notice and the surrender of such Note as aforesaid, BI shall, subject to the provisions of Section 9.9 herein, issue and deliver at such office or agency to such Holder, or in accordance with the written instruction of the Holder, a certificate or certificates for the number of full shares of New Common Stock issuable on such conversion of New Notes in accordance with the provisions of this Article 9 and cash, as provided in
Section 9.3 in respect of any fraction of a share of New Common Stock otherwise issuable upon such conversion.

          Such conversion shall be deemed to have been effected immediately prior to the close of business on the date (the "Date of Conversion") on which such Note shall have been surrendered as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of New Common Stock shall be issuable upon such conversion shall be deemed to have become on the Date of Conversion the holder or holders of record of the shares represented thereby; provided, however, that any such surrender on any date when the stock transfer books of BI are closed shall cause the person or persons in whose name or names the certificate or certificates for such shares are to be issued to be deemed to have become the recordholder or holders thereof for all purposes at the opening of business on the next succeeding day on which such stock transfer books are open but such conversion shall nevertheless be at the Conversion Price in effect at the close of business on the date when such Note shall have been so surrendered with the conversion notice. In the case of conversion of a portion, but less than all, of a Note, the Issuer shall as promptly as practicable execute, and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Issuer, a Note or Notes in the aggregate principal amount of the unconverted portion of the Note surrendered. Except as otherwise expressly provided in this Indenture, no payment or adjustment shall be made for interest accrued on any Note (or portion thereof) converted or for dividends or distributions on any New Common Stock issued upon conversion of any Note.

          SECTION 9.3    Fractional Interests. No fractions of shares or scrip
                         --------------------
representing fractions of shares shall be issued upon conversion of any Note. If more than one Note shall be surrendered for conversion at one time by the same holder, the number of full shares which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Notes so surrendered. If any fraction of a share of New Common Stock would, except for the foregoing provisions of this Section 9.3, be issuable on the conversion of any Note or Notes, The Issuer shall make payment in lieu thereof in an amount of cash equal to the value of such fraction computed on the basis of the last sale price of the New Common Stock as reported on the NASDAQ (or if not listed for trading thereon, then on the principal national securities exchange on which the New Common Stock is listed or admitted to trading) at the close of business on the Date of Conversion or if no such sale takes place on such day, the last sale price for such day shall be the average of the closing bid and asked prices regular way on the NASDAQ (or if not listed for trading thereon, on the principal national securities exchange on which the New Common Stock is listed or admitted to trading) for such day (any such last sale price, the "Last Sale Price"). If on such Trading Day the New Common Stock is not quoted by any such organization, the closing price on the prior Trading Day shall be used.

          SECTION 9.4    Conversion Price. The Conversion Price per share of New
                         ----------------
Common Stock issuable upon conversion of the Notes shall initially be the price equal to the arithmetic unweighted average closing price of such stock (or, for any day on which no closing price is reported, the average of the bid and ask prices) during the 20 Business Days prior to the one year anniversary of the original issuance of the Notes.

          SECTION 9.5    Adjustment of Conversion Price; Notice of Adjustments.
                         -----------------------------------------------------
The Conversion Price shall be subject to adjustment from time to time as follows:

          (a) In case BI shall (1) make or pay a dividend (or other distribution) in shares of New Common Stock on any class of capital stock of BI,
(2) subdivide its outstanding shares of New Common Stock into a greater number of shares, or (3) combine or reclassify its outstanding shares of New Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such action shall be adjusted so that the Holder of any Note thereafter surrendered for conversion shall be entitled to receive the number of shares of New Common Stock that such Holder would have owned immediately following such action had such Note been converted immediately prior thereto. An adjustment made pursuant to this subsection (a) shall become effective immediately, except as provided in subsection (h) below, after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

          (b) In case BI shall issue rights, options or warrants to all holders of New Common

Stock entitling them to subscribe for or purchase shares of New Common Stock at a price per share less than the then current market price per share of the New Common Stock (as determined pursuant to subsection (f) below) on the record date mentioned below, the Conversion Price shall be adjusted to a price, computed to the nearest cent, so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of issuance of such rights or warrants by a fraction of which:

               (i) the numerator shall be (A) the number of shares of New Common Stock outstanding on the date of issuance of such rights, options or warrants, immediately prior to such issuance, plus (B) the number of shares which the aggregate offering price of the total number of shares so offered for subscription or purchase would purchase at such current market price (determined by multiplying such total number of shares by the exercise price of such rights, options or warrants and dividing the product so obtained by such current market price); and

               (ii) the denominator shall be (A) the number of shares of New Common Stock outstanding on the date of issuance of such rights, options or warrants, immediately prior to such issuance, plus (B) the number of additional shares of New Common Stock which are so offered for subscription or purchase.

Such adjustment shall become effective immediately, except as provided in subsection (h) below, after the record date for the determination of holders entitled to receive such rights, options or warrants; provided, however, that if any such rights, options or warrants issued by BI as described in this subsection (b) are only exercisable upon the occurrence of certain triggering events relating to changes in control and provided for in shareholder rights plans, then the Conversion Price will not be adjusted as provided in this subsection (b) until such triggering events occur.

          (c) In case BI or any subsidiary of BI shall distribute to all holders of New Common Stock, any of its assets, evidences of Indebtedness, cash or other assets or shares of capital stock other than New Common Stock (including securities, but other than (x) dividends or distributions exclusively in cash or (y) any dividend or distribution for which an adjustment is required to be made in accordance with subsection (a) or (b) above), then in each such case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of such distribution by a fraction of which the numerator shall be the then current market price per share of the New Common Stock (determined as provided in subsection (f) below) on the record date mentioned below less the then fair market value (as reasonably determined in good faith by the Board of Directors of BI) of the portion of the assets so distributed applicable to one share of New Common Stock, and of which the denominator shall be such current market price per share of the New Common Stock. Such adjustment shall become effective immediately, except as provided in subsection (h) below, after the record date for the determination of stockholders entitled to receive such distribution. Notwithstanding the foregoing, in the event that the fair market value of the assets , evidences of Indebtedness or other securities so distributed applicable to one share of New Common Stock equals or exceeds such current market price per share of New Common Stock, or such current market price exceeds such fair market value by less than $0.10 per share, the Conversion Price shall not be adjusted pursuant to this subsection (c) and, to the extent applicable, the provisions of subsection (k) shall apply to such distribution.

          (d) In case BI or any subsidiary of BI shall make any distribution consisting exclusively of cash (excluding any cash portion of distributions for which an adjustment is required to be made in accordance with (c) above, or cash distributed upon a merger or consolidation) to all holders of New Common Stock in an aggregate amount that, combined together with (i) all other such all-cash distributions made within the then preceding 12 months in respect of which no adjustment has been made and (ii) any cash and the fair market value of other consideration paid or payable in respect of any tender offer by BI or any of its subsidiaries for New Common Stock concluded within the preceding 12 months in respect of which no adjustment has been made, exceeds 15% of BI's market capitalization (defined as being the product of the then current market price of the New Common Stock (determined as provided in subsection (f) below) times the number of shares of New Common Stock then outstanding) on the record date of such distribution, then in each such case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of such distribution by a fraction of which the numerator shall be the then current market price per share of the New Common Stock on such record date less the amount of the cash so distributed applicable to one share of New Common Stock, and of which the denominator shall be such current market price per share of the New Common Stock. Such adjustment shall become effective immediately, except as provided in subsection (h) below, after the record date for the determination of stockholders entitled to receive such distribution. Notwithstanding the foregoing, in the event that the cash so distributed applicable to one share of New Common Stock equals or exceeds such current market price per share of New Common Stock, or such current market price exceeds such amount of cash by less than $0.10 per share, the Conversion Price shall not be adjusted pursuant to this subsection (d), and, to the extent applicable, the provisions of subsection (k) shall apply to such distribution.

          (e) In case there shall be completed a tender or exchange offer made by BI or any subsidiary of BI for all or any portion of the New Common Stock (any such tender or exchange offer being referred to as an "Offer") that involves an aggregate consideration having a fair market value as of the expiration of such Offer (the "Expiration Date") that, together with (i) any cash and the fair market value of any other consideration payable in respect of any other Offer, as of the expiration of such other Offer, expiring within the 12 months preceding the expiration of such Offer and in respect for which no Conversion Price adjustment pursuant to this subsection (e) has been made and
(ii) the aggregate amount of any all-cash distributions referred to in subsection (d) of this Section 9.5 to all holders of New Common Stock within the 12 months preceding the expiration of such Offer for which no conversion price adjustment pursuant to such subsection (d) has been made, exceeds 15% of the product of the then current market price per share (determined as provided in subsection (f) below) of the New Common Stock on the Expiration Date times the number of shares of New Common Stock outstanding (including any tendered shares) on the Expiration Date, the Conversion

Price shall be reduced by multiplying such Conversion Price in effect immediately prior to the Expiration Date by a fraction of which the numerator shall be (i) the product of the then current market price per share (determined as provided in subsection (f) below) of the New Common Stock on the Expiration Date times the number of shares of New Common Stock outstanding (including any tendered shares) on the Expiration Date minus (ii) the fair market value of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the Offer) of all shares validly tendered and not withdrawn as of the Expiration Date (the shares deemed so accepted being referred to as the "Purchased Shares") and the denominator shall be the product of (i) such current market price per share on the Expiration Date times (ii) such number of outstanding shares on the Expiration Date less the number of Purchased Shares, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Date. For purposes of this subsection (e), the fair market value of any consideration with respect to an Offer shall be reasonably determined in good faith by the Board of Directors of BI and described in a Board Resolution.

          (f)  For the purpose of any computation under subsections (b), (c),
(d) and (e) above, the current market price per share of New Common Stock on any date shall be deemed to be the average of the Last Sale Prices of a share of New Common Stock for the five consecutive Trading Days selected by BI commencing not more than 20 Trading Days before, and ending not later than the earlier of the date in question and the date before the "'ex' date" with respect to the issuance, distribution or Offer requiring such computation. If on any such Trading Day the New Common Stock is not quoted by any organization referred to in the definition of Last Sale Price in Section 9.3, the fair value of the New Common Stock on such day, as reasonably determined in good faith by the Board of Directors of BI, shall be used. For purposes of this paragraph, the term "'ex' date" when used with respect to any issuance, distribution or payments with respect to an Offer, means the first date on which the New Common Stock trades regular way on the NASDAQ (or if not listed or admitted to trading thereon, then on the principal national securities exchange on which the New Common Stock is listed or admitted to trading) without the right to receive such issuance, distribution or Offer.

          (g)  In addition to the foregoing adjustments in subsections (a), (b),
(c), (d) and (e) above, BI will be permitted to make such reductions in the Conversion Price as it considers to be advisable in order that any event treated for Federal income tax purposes as a dividend of stock or stock rights will not be taxable to the holders of the shares of New Common Stock.

          (h) In the event BI elects to make such a reduction in the Conversion Price, BI will comply with the requirements of Rule 14e-1 of the Exchange Act and any other Federal and state laws and regulations thereunder if and to the extent that such laws and regulations are applicable in connection with the reduction of the Conversion Price of the Notes; provided that any provisions of this Indenture which conflict with such laws shall be deemed to be superseded by the relevant provisions of such laws.

          (i) In any case in which this Section 9.5 shall require that an adjustment (including by reason of the last sentence of subsection (a) or (c) above) be made immediately following a record date, BI may elect to defer the effectiveness of such adjustment (but in no event until a date later than the effective time of the event giving rise to such adjustment), in which case BI shall, with respect to any Note converted after such record date and on and before such adjustment shall have become effective, (i) defer paying any cash payment pursuant to Section 9.3 or issuing to the Holder of such Note the number of shares of New Common Stock and other capital stock of BI (or other assets or securities) issuable upon such conversion in excess of the number of shares of New Common Stock and other capital stock of BI issuable thereupon only on the basis of the Conversion Price prior to adjustment, and (ii) not later than five Business Days after such adjustment shall have become effective, pay to such Holder the appropriate cash payment pursuant to Section 9.3 of this Article 9 and issue to such Holder the additional shares of New Common Stock and other capital stock of BI issuable on such conversion.

          (j) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1.0%) of the Conversion Price; provided, that any adjustments which by reason of this subsection (i) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this
Article 9 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Whenever the Conversion Price is adjusted as herein provided, BI shall promptly (i) file with the Trustee and each conversion agent an Officers' Certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment, and (ii) mail or cause to be mailed a notice of such adjustment to each Holder of Notes at the Holder's address as the same appears on the Security Register.

          (k) In the event that BI distributes rights (including rights to distributions referred to by paragraphs (c) and (d) of this Section 9.5 to the extent this paragraph (k) applies thereto) or warrants (other than those referred to in subsection (b) above) pro rata to holders of New Common Stock, so long as any such rights or warrants have not expired or been redeemed by BI, BI shall make proper provision so that the Holder of any Note surrendered for conversion will be entitled to receive upon such conversion, in addition to the shares of New Common Stock issuable upon such conversion (the "Conversion Shares"), a number of rights or warrants to be determined as follows: (i) if such conversion occurs on or prior to the date for the distribution to the holders of rights or warrants of separate certificates evidencing such rights or warrants (the "Distribution Date"), the same number of rights or warrants to which a holder of a number of shares of New Common Stock equal to the number of Conversion Shares is entitled at the time of such conversion in accordance with the terms and provisions of and applicable to the rights or warrants, and (ii) if such conversion occurs after such Distribution Date, the same number of rights or warrants to which a holder of the number of shares of New Common Stock into which the principal amount of such Note so converted was convertible immediately prior to such Distribution Date would have been entitled on such Distribution Date in accordance with the terms and provisions of and applicable to the rights or warrants.

          SECTION 9.6    Continuation of Conversion Privilege in Case of
                         -----------------------------------------------
Reclassification, Change, Merger, Consolidation or Sale of Assets. If any of the
-----------------------------------------------------------------
following shall occur, namely: (a) any reclassification or change of outstanding shares of New Common Stock issuable upon conversion of the Notes (other than a change in par value, or from par value to no par value, or from no par value, to par value, or as a result of a subdivision or combination), (b) any consolidation or merger of BI with or into any other Person, or the merger of any other Person with or into BI (other than a merger which does not result in any reclassification, change, conversion, exchange or cancellation of outstanding shares of New Common Stock) or (c) any sale, transfer or conveyance of all or substantially all of the assets of BI (computed on a consolidated basis), then BI, or such successor or purchasing entity, as the case may be, shall, as a condition precedent to such reclassification, change, consolidation, merger, sale or conveyance, execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Note then outstanding shall have the right to convert such Note only into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, change, consolidation, merger, sale, transfer or conveyance by a holder of the number of shares of New Common Stock issuable upon conversion of such Note immediately prior to such reclassification, change, consolidation, merger, sale, transfer or conveyance assuming such holder of New Common Stock of BI failed to exercise his rights of an election, if any, as to the kind or amount of securities, cash and other property receivable upon such reclassification, change, consolidation, merger, sale, transfer or conveyance (provided that if the kind or amount of securities, cash, and other property receivable upon such reclassification, change, consolidation, merger, sale, transfer or conveyance is not the same for each share of New Common Stock of BI held immediately prior to such reclassification, change, consolidation, merger, sale, transfer or conveyance in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purpose of this
Section 9.6 the kind and amount of securities, cash and other property receivable upon such reclassification, change, consolidation, merger, sale, transfer or conveyance by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this
Article 9. If, in the case of any such consolidation, merger, sale or conveyance, securities and property (including cash) receivable thereupon by a holder of shares of New Common Stock includes shares of stock or other securities and property (including cash) of a corporation other than the successor or purchasing corporation, as the case may be, in such consolidation, merger, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Notes as the Board of Directors of BI shall reasonably consider necessary by reason of the foregoing. The provisions of this Section 9.6 shall similarly apply to successive consolidations, mergers, sales or conveyances.

          Notice of the execution of each such supplemental indenture shall be mailed to each Holder of Notes at his address as the same appears in the Security Register.

          SECTION 9.7    Notice of Certain Events.
                         ------------------------

          In the event (a) BI shall declare a dividend (or any other distribution) payable to the holders of New Common Stock (other than cash dividends);

          (b) BI shall authorize the grant to holders of New Common Stock of rights, warrants or options to subscribe for or purchase any shares of stock of any class or of any other rights;

          (c) BI shall authorize any reclassification or change of the New Common Stock (including a subdivision or combination of its outstanding shares of New Common Stock), or any consolidation or merger to which BI is a party and for which approval of any stockholders of BI is required, or the sale or conveyance of all or substantially all the property or business of BI;

          (d) there shall be proposed any voluntary or involuntary dissolution, liquidation or winding-up of BI; or

          (e)  BI or any of its subsidiaries shall complete an Offer;

then, BI shall cause to be filed at the office or agency maintained for the purpose of conversion of the Notes as provided in Section 9.12 and shall cause to be mailed to each Holder of Notes, at its address as it shall appear on the registry books of BI, at least 20 days before the date hereinafter specified (or the earlier of the dates hereinafter specified, in the event that more than one date is specified), a notice stating the date on which (1) a record is expected to be taken for the purpose of such dividend, distribution, rights, warrants or options or Offer, or if a record is not to be taken, the date as of which the holders of New Common Stock of record to be entitled to such dividend, distribution, rights, warrants or options or to participate in such Offer are to be determined, or (2) such reclassification, change, consolidation, merger, sale, conveyance, dissolution, liquidation or winding-up is expected to become effective and the date, if any is to be fixed, as of which it is expected that holders of New Common Stock of record shall be entitled to exchange their shares of New Common Stock for securities or other property deliverable upon such reclassification, change, consolidation, merger, sale, conveyance, dissolution, liquidation or winding-up.

          SECTION 9.8    Taxes on Conversion. BI will pay any and all
                         -------------------
documentary, stamp or similar taxes payable to the United States of America or any political subdivision or taxing authority thereof or therein in respect of the issue or delivery of shares of New Common Stock on conversion of Notes pursuant thereto; provided, however, that BI shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of New Common Stock in a name other than that of the Holder of the Notes to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to BI the amount of any such tax or has established, to the satisfaction of BI, that such tax has been paid. BI extends no protection with respect to any other taxes imposed in connection with conversion of Notes.

          SECTION 9.9    BI to Provide Stock. BI shall reserve, free from
                         -------------------
preemptive rights, out of its authorized but unissued shares, sufficient shares to provide for the conversion of the Notes from time to time as such Notes are presented for conversion, provided, that nothing contained herein shall be construed to preclude BI from satisfying its obligations in respect of the conversion of Notes by delivery of repurchased shares of New Common Stock which are held in the treasury of BI.

          If any shares of New Common Stock to be reserved for the purpose of conversion of Notes hereunder require registration with or approval of any governmental authority under any Federal or state law before such shares may be validly issued or delivered upon conversion, then BI covenants that it will in good faith and as expeditiously as possible use its best efforts to secure such registration or approval, as the case may be, provided, however, that nothing in this Section 9.9 shall be deemed to limit in any way the obligations of BI provided in this Article 9.

          Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value, if any, of the New Common Stock, BI will take all corporate action which may be necessary in order that BI may validly and legally issue fully paid and nonassessable shares of New Common Stock at such adjusted Conversion Price.

          BI covenants that all shares of New Common Stock which may be issued upon conversion of Notes will upon issue be fully paid and nonassessable by BI and free of preemptive rights.

          SECTION 9.10   Disclaimer of Responsibility for Certain Matters.
                         ------------------------------------------------
Neither the Trustee nor any agent of the Trustee shall at any time be under any duty or responsibility to any Holder of Notes to determine whether any facts exist which may require any adjustment of the Conversion Price, or with respect to the Officers' Certificate referred to in Section 9.5 or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. Neither the Trustee nor any agent of the Trustee shall be accountable with respect to the validity or value (or the kind or amount) of any shares of New Common Stock, or of any securities or property (including cash), which may at any time be issued or delivered upon the conversion of any Note; and neither the Trustee nor any conversion agent makes any representation with respect thereto. Neither the Trustee nor any agent of the Trustee shall be responsible for any failure of BI to issue, register the transfer of or deliver any shares of New Common Stock or stock certificates or other securities or property (including cash) upon the surrender of any Note for the purpose of conversion or to comply with any of the covenants of BI contained in this
Article 9.

          SECTION 9.11   Return of Funds Deposited for Redemption of Converted
                         -----------------------------------------------------
Note . Any funds which at any time shall have been deposited with the Trustee or
----
any other Paying Agent for the purpose of paying the principal of and interest on any of the Notes and which shall not be required for such purposes because of the conversion of such Notes, as provided in this Article 9, shall after such conversion be repaid to the Issuer by the Trustee or such other Paying Agent upon receipt of an Officers' Certificate of the Issuer to that effect.

          SECTION 9.12   Registrar and Paying Agent. The Issuer shall maintain
                         --------------------------
or cause to be maintained an office or agency in the Borough of Manhattan, The City of New York, where Notes may be presented for conversion and where notices and demands to or upon the Issuer in respect of the conversion of the Notes may be served. Such office or agency shall initially be the Corporate Trust Office.

                                  ARTICLE 10
                          SATISFACTION AND DISCHARGE

          SECTION 10.1   Defeasance of Notes. Except as otherwise provided in
                         -------------------
the terms of any Notes, the Issuer shall be deemed to have made all payments due on the Notes prior to the Maturity Date thereof for all purposes of this Indenture, and the entire Indebtedness of the Issuer in respect thereof shall be deemed to have been satisfied and discharged, and the Guarantee Obligations of BI shall be released, upon satisfaction of each of the following conditions:

          (a) The Issuer shall have irrevocably deposited with the Trustee, in trust, for the benefit of the Holders, cash in Dollars or obligations of the United States Government, or a combination thereof, in such amount as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of and interest on, the Outstanding Notes on and prior to the Maturity Date thereof as such payments become due or upon redemption;

          (b) If any such deposit of money shall have been made prior to the Maturity Date or Redemption Date of such Notes, the Issuer shall have delivered to the Trustee an Issuer Order stating that such money shall be held by the Trustee, in trust, as provided in Section 10.3 hereof;

          (c) In the case of redemption of Notes, the notice requisite to the validity of such redemption shall have been given, or irrevocable instructions shall have been given by the Issuer to the Trustee to give such notice, under arrangements satisfactory to the Trustee;

          (d) The Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance as set forth in this Section 10.1 and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred, and such opinion must refer to and be based upon a published ruling of the U.S. Internal Revenue Service or a change in applicable federal U.S. income tax laws since the date hereof;

          (e) No Default or Event of Default shall have occurred and be continuing on the date of such deposit, both before and after giving effect thereto and no Event of Default referenced in Section 8.1(d), (e) or (f) shall occur on or before the 91st day following the deposit referred to above;

          (f) The Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that, after the 91st day following the deposit referred to above, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; and

          (g) The Issuer shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel satisfactory to the Trustee which, taken together, shall state that all conditions precedent under this Indenture to such defeasance have been complied with.

          In the event that Notes which shall be deemed to have been paid as provided in this Section 10.1 do not mature and are not to be redeemed within the 60-day period commencing on the date of the deposit with the Trustee of monies, the Issuer shall, as promptly as practicable, give or cause to be given a notice, in the same manner as a notice of redemption with respect to such Notes, to the Holders of such Notes to the effect that the Issuer is deemed to have made full payment on such Notes and the circumstances thereof.

          The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited obligations of the United States Government or the principal and interest received in respect thereof.

          Notwithstanding the satisfaction and discharge of any Notes as aforesaid, the obligations of the Issuer and the Trustee in respect of such Notes under Sections 2.5, 2.6, 2.7 and 2.12, Section 4.6 and this Article 10 hereof shall survive.

          SECTION 10.2   Satisfaction and Discharge of the Indenture. This
                         -------------------------------------------
Indenture shall upon Issuer Request cease to be of further effect (except as hereinafter expressly provided), and the Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

          (a) the Issuer has paid and discharged the entire Indebtedness by (i) paying in full the outstanding principal of, and accrued and unpaid interest on, the Notes and all other payment obligations under the Notes, the Indenture and the Security Documents, as and when payable, (ii) depositing with the Trustee cash in a sufficient amount (in the opinion of a nationally recognized firm of independent public accountants) to redeem all Outstanding Notes in accordance with their terms together with proof that notice of redemption has been given or waived as required under this Indenture or an irrevocable order of the Issuer directing the Trustee to give such notice together with an amount sufficient to pay any and all amounts due and owing to the Trustee or (iii) delivering to the Trustee for cancellation all Outstanding Notes; and

          (b) the Issuer has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

          Upon satisfaction of the aforesaid conditions, the Trustee shall, upon receipt of an Issuer Request, acknowledge in writing the satisfaction and discharge of this Indenture and take all other action reasonably requested by the Issuer to evidence the termination of any and all Liens created by or with respect to this Indenture.

          Notwithstanding the satisfaction and discharge of this Indenture as aforesaid, the obligations of the Issuer and the Trustee under Sections 2.5, 2.6, 2.7 and 2.14, Section 4.6 and this Article 10 hereof shall survive.

          Upon satisfaction and discharge of this Indenture as provided in this
Section 10.2, the Trustee shall assign, transfer and turn over to or upon the order of the Issuer any and all money, securities and other property then held by the Trustee for the benefit of the Holders, other than money deposited with the Trustee pursuant to Section 10.1(a) or Section 10.2(a)(ii) hereof and interest and other amounts earned or received thereon.

          SECTION 10.3   Application of Trust Money. The money deposited with
                         --------------------------
the Trustee pursuant to Section 10.1 or Section 10.2(a)(ii) hereof shall not be withdrawn or used for any purpose other than, and shall be held in trust for, the payment of the principal of, and interest on, the Notes or portions of principal amount thereof in respect of which such deposit was made.

          SECTION 10.4   Return of Moneys Held by Trustee and Paying Agent
                         -------------------------------------------------
Unclaimed for One Year. Unless otherwise required by mandatory
----------------------
provisions of the applicable escheat or abandoned or unclaimed property law, any moneys deposited with or paid to the Trustee or any Paying Agent for the payment of principal of, or interest on, any Note, other than amounts held pursuant to
Section 10.1 or Section 10.2(a)(ii) hereof, and not applied but remaining unclaimed for one year after the date upon which such principal or interest shall have become due and payable, shall, upon written request of the Issuer, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be repaid to the Issuer by the Trustee or such Paying Agent, and the Holder of such Note shall thereafter look only to the Issuer for any payment that such Holder may be entitled to collect, and all liability of the Trustee or any paying agent with respect to such moneys shall thereupon cease.

                                  ARTICLE 11
                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

          SECTION 11.1   Without Consent of Holders. The Issuer, when authorized
                         --------------------------
by a Board Resolution, BI, when authorized by a Board Resolution, and the

Trustee, together, may amend or supplement this Indenture, any Security Document or the Notes without notice to or consent of any Holder:

          (a) to cure any ambiguity, defect or inconsistency, provided that such amendment or supplement does not, in the opinion of the Trustee, adversely affect the rights of any Holder in any respect; in formulating its opinion on such matters, the Trustee will be entitled to rely on such evidence as it deems appropriate, including, without limitation, solely an Opinion of Counsel;

          (b) to give effect to the release of any Collateral or of any Lien in accordance with the provisions of the Security Documents;

          (c) to provide for uncertificated Notes in addition to or in place of certificated Notes;

          (d) to make any other change that does not adversely affect the rights of any Noteholder hereunder in any respect;

          (e) to maintain compliance with any requirements of the SEC in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act;

          (f) to evidence the succession of another Person to the Issuer as obligor under the Indenture to the extent permitted under this Indenture;

          (g) to provide for the acceptance of appointment by a successor Trustee or facilitate the administration of the trust under the Indenture by more than one Trustee; or

          (h) to make any change that would provide any additional benefit or rights to the Holders or that does not adversely affect the rights of any Holder;

provided that the Issuer has delivered to the Trustee an Opinion of Counsel and an Officers' Certificate, each stating that such amendment or supplement complies with the provisions of this Section 11.1.

          SECTION 11.2   With Consent of Holders. The Issuer, when authorized by
                         -----------------------
a Board Resolution, BI and the Trustee, together, with the written consent of the Holder or Holders of at least a majority in aggregate principal amount of the outstanding Notes, may amend or supplement this Indenture, any Security Document or the Notes, and the Holder or Holders of a majority in aggregate principal amount of the outstanding Notes may waive compliance by the Issuer with any provision of this Indenture or the Notes; provided, however, no amendment, supplement or waiver, including a waiver pursuant to Section 8.10, shall, without the consent of each Holder of each Note:

          (a) reduce the percentage of any outstanding Notes necessary to modify or amend the Indenture with respect to such Notes or to waive compliance with certain provisions thereof or certain Events of Default and consequences thereunder;

          (b) reduce the rate of interest or change or have the effect of changing the Stated Maturity for payment of interest on any Notes;

          (c) reduce the principal of or change or have the effect of changing the Stated Maturity of any Notes, or change the date on which any Notes may be subject to redemption, or reduce the Redemption Price therefor;

          (d) change the Place of Payment or make any Notes payable in money other than that stated in the Notes;

          (e) make any change in the provisions of this Indenture protecting the right of each Holder to receive payment of principal of and interest on such Note on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of Notes to waive
Events of Default;

          (f) change any material provision of any of the Security Documents that releases the Collateral securing the Notes (other than a release in accordance with the provisions of the Security Documents) or adversely affects the interest of any Holder of the Notes;

          (g) adversely affect the right of the Holders of the Notes to convert the Notes into New Common Stock as provided in Article 9;

          (h) waive a Default in the payment of principal of or interest on any Note (except payment Defaults resulting from acceleration where acceleration has been rescinded);

          (i) release BI from any of its Guarantee Obligations or release Collateral in either case other than pursuant to the terms of this Indenture and the Security Documents; or

          (j)  amend, modify, change or waive any provision of this Section
 11.2.

          It shall not be necessary for the consent of the Holders under this
Section 11.2 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment, supplement or waiver under this Section 11.2 becomes effective, the Issuer shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver and a copy of the supplemental indenture relating thereto. At the Issuer's request, such notice shall be given in the name and at the expense of the Issuer, provided that the Issuer shall have delivered to the Trustee an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice. Any failure to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

          SECTION 11.3   Compliance with Trust Indenture Act. Every amendment,
                         -----------------------------------
waiver or supplement of this Indenture or the Notes shall comply with the Trust Indenture Act as then in effect.

          SECTION 11.4   Revocation and Effect of Consents. Until an amendment,
                         ---------------------------------
waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to such Holder's Note or portion of such Note by written notice to the Trustee or the Issuer received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of outstanding Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver (at which time such amendment, supplement or waiver shall become effective).

          The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

          After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (a) through (h) of Section 11.2, in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

          SECTION 11.5   Notation on or Exchange of Notes. If an amendment,
                         --------------------------------
supplement or waiver changes the terms of a Note, the Trustee may require the Holder of such Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Any such notation or exchange shall be made at the sole cost and expense of the Issuer.

          SECTION 11.6   Trustee to Sign Amendments, Etc. The Trustee shall
                         -------------------------------
execute any amendment, supplement or waiver authorized pursuant to this Article 11; provided that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate each complying with Sections 11.4 and 11.5 and stating that the execution of any amendment, supplement or waiver authorized pursuant to this
Article 11 is authorized or permitted by this Indenture. Such Opinion of Counsel shall not be an expense of the Trustee.

          SECTION 11.7   Payment for Consent. Neither the Issuer nor any
                         -------------------
subsidiary of the Issuer shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture, the Security Documents or the Notes unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

                                  ARTICLE 12
                       COLLATERAL AND SECURITY DOCUMENTS

          SECTION 12.1   Collateral and Security Documents.
                         ---------------------------------

          (a) To secure the due and punctual payment of the principal of and interest on the Notes when and as the same shall become due and payable, whether on an interest payment date, at maturity, by acceleration, redemption or otherwise, and the performance of all other obligations of the Issuer to the Holders under this Indenture and the Notes, the Issuer, New Horizons and the Trustee have entered into the Security Documents pursuant to which (i) New Horizons has granted to the Trustee, for the benefit of the Holders, a first priority mortgage Lien on the Yonkers Property and the Net Proceeds of the Disposition of the Yonkers Property, (ii) subject to Section 12.1(b) below, the Issuer has granted to the Trustee, for the benefit of the Holders, a first priority mortgage Lien on the Additional Collateral and the Net Proceeds of the Disposition of the Additional Collateral and (iii) the Issuer has granted to the Trustee, for the benefit of the Holders, a first priority Lien on the Pledged Stock. Each such Lien shall be subject to modification, and certain portions of the Collateral shall be subject to release, upon the terms and provisions set forth herein and in the Security Documents.

          (b) The Additional Collateral only shall secure Indebtedness under the Notes in an amount equal to the sum of (A) $6.5 million (the "Differential Amount") plus (B) an amount (the "Assumed Unpaid Interest Amount") from time to time equal to the amount of interest (including interest on interest to the extent payable under the Notes) that would accrue on $6.5 million of Outstanding Notes from January 29, 1999 to the date of calculation of the extent of the Lien on the Additional Collateral (but excluding any period for which interest has in fact been paid under the Notes) and all costs and expenses payable by the Issuer under the Leasehold Mortgages encumbering the Additional Collateral. The Issuer shall not be under any obligation to seek to Dispose of the Additional Collateral to prepay the Notes.

          (c) The Lien on the Pledged Stock shall be terminated and released upon the Disposition of the Yonkers Property and the application of the Net Proceeds of such Disposition in accordance with Article 3 hereof.

          (d) With respect to any Leasehold Mortgage, if (i) all of the outstanding principal of and interest on all of the Notes shall be paid in accordance with the terms thereof and hereof and any and all sums payable by the Issuer or the Mortgagor hereunder and under the Security Documents shall be paid or (ii) if all of the interests of the Mortgagor in the Mortgaged Property under such Leasehold Mortgage shall be Disposed of and if each of the Issuer and the Mortgagor shall be in compliance with all the terms, covenants and conditions applicable to it to be complied with under the Notes, the Indenture and the Security Documents (including, without limitation, payment of the Net Proceeds (subject, in the case of Additional Collateral, to Section 12.1(b)) to the Trustee), then in either such case, such Leasehold Mortgage shall be null and void and of no further force and effect and the Mortgaged Property thereunder shall thereupon be, and shall be deemed to have been, reconveyed, released and discharged from such Leasehold Mortgage without further notice on the part of the Mortgagor or Mortgagee thereunder, and the Mortgagee, at the Mortgagor's expense, will execute and deliver such reasonable or necessary instruments, if any, as the Mortgagor may request evidencing or confirming the reconveyance, release and discharge of the Mortgaged Property from such Leasehold Mortgage, and any such instrument, when duly executed by the Mortgagee and duly recorded in the place where such Leasehold Mortgage is recorded, shall conclusively evidence such reconveyance, release and discharge. Notwithstanding the foregoing, if (i) or (ii) above shall occur, then the Mortgagor shall have the option to request an assignment of such Leasehold Mortgage, without recourse, representation or warranty in lieu of the satisfaction of such Leasehold Mortgage as described above, and, at the Mortgagor's written request, the Leasehold Mortgage shall remain in full force and effect and the Mortgagee shall assign such Leasehold Mortgage, and the Mortgagee, at the Mortgagor's expense, will execute and deliver such reasonable or necessary instruments, if any, as the Mortgagor may request evidencing or confirming the assignment of such Leasehold Mortgage, and any such instrument, when duly executed by the Mortgagee and duly recorded in the place where such Leasehold Mortgage is recorded, shall conclusively evidence the assignment of such Leasehold Mortgage, and the release and discharge of the Mortgagor from its obligations thereunder. Notwithstanding the foregoing, any release of such Leasehold Mortgage in connection with a sale of the Mortgaged Property shall not include a release of the security interest of the Mortgagee in the proceeds of such sale and shall expressly reserve the Mortgagee's security interests in such proceeds unless and until such proceeds are actually received by the Mortgagee.

          (e) Each Holder of a Note, by accepting a Note, agrees to all of the terms and provisions of the Security Documents, as the same may be amended from time to time pursuant to the provisions of the Security Documents and this Indenture.

          SECTION 12.2   Release of Lien. The Trustee, in its capacity as
                         ---------------
trustee for the Holders under this Indenture, will not at any time permit the release of any Collateral from the security interest created by the Security Documents unless such release is in accordance with the provisions of this Indenture and the Security Documents. To the extent applicable, the Issuer shall cause (S) 314(d) of the Trust Indenture Act relating to the release of property or securities from the security interest pursuant hereto and the Security Documents to be complied with. Any certificate or opinion required by (S) 314(d) of the Trust Indenture Act may be made by an Officer of the Issuer, except in cases which (S) 314(d) of the Trust Indenture Act requires that such certificate or opinion be made by an independent person.

          SECTION 12.3   Recording, Certificates and Opinions.
                         ------------------------------------

          (a) The Issuer will take or cause to be taken all action required to perfect, maintain, preserve and protect the security interest in the Collateral granted by or pursuant to this Indenture and the Security Documents.

          (b) The Issuer shall deliver to the Trustee promptly after the execution and delivery of this Indenture, an Opinion of Counsel either stating that in the opinion of such counsel the Indenture and the Security Documents have been properly recorded and filed so as to perfect and make effective the mortgage liens and security interests intended to be created for the benefit of the Holders of Notes, and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to perfect and make effective such mortgage liens and security interests.

          (c) The Issuer shall deliver to the Trustee on or before January 1 of each year, an Opinion of Counsel either stating that in the opinion of such counsel such action has been taken with respect to the recording, filing, re-recording and re-filing of the Indenture and the Security Documents as is necessary to maintain the security interests intended to be created thereby for the benefit of the Holders of Notes, and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to maintain such security interest.

          (d) The Issuer shall comply with Trust Indenture Act (S) 314(d), relating to, among other matters, the release of Collateral from the Liens of the Security Documents and Officers' Certificates or other documents regarding fair value of the Collateral, to the extent such provisions are applicable. Any certificate or opinion required by Trust Indenture Act (S) 314(d) may be executed and delivered by an Authorized Representative of the Issuer to the extent permitted by Trust Indenture Act (S) 314(d).

          SECTION 12.4   Authorization of Actions to Be Taken by the Trustee
                         ---------------------------------------------------
Under the Security Documents.  Subject to the provisions of the Security
----------------------------
Documents, (i) the Trustee, in its sole discretion and without the consent of the Holders, may take all actions it deems necessary or appropriate in order to
(x) enforce any of the terms of the Security Documents, and (y) collect and receive any and all amounts payable in respect of the obligations of the Issuer; and (ii) the Trustee may institute and maintain such suits and proceedings, as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of this Indenture or the Security Documents, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest thereunder or be prejudicial to the interests of the Holders or of the Trustee). Article 4 of this Indenture applies to all duties and obligations of the Trustee with respect to the Security Documents and the Collateral.

          SECTION 12.5   Authorization of Receipt of Funds by the Trustee Under
                         ------------------------------------------------------
the Security Documents. The Trustee is authorized to receive any funds for the
----------------------
benefit of Holders received under the Security Documents, and to make further distributions of such funds to the Holders in accordance with the provisions of this Indenture, the Security Documents and applicable law.

          SECTION 12.6   Trustee's Disclaimer. The Trustee shall not be
                         --------------------
responsible for and makes no representation as to the validity or adequacy of the Security Documents, the Collateral or the perfection of the Collateral (except with respect to taking the actions specifically set forth in Opinions of Counsel delivered to the Trustee pursuant to Section 12.3(b) with respect to the perfection of the Collateral) and it shall not be responsible for any statement contained in the Security Documents.

          SECTION 12.7   Release upon Termination of the Issuer's Obligations.
                         ----------------------------------------------------
In the event that the Issuer delivers an Officers' Certificate certifying that all the obligations under this Indenture, the Notes and the Security Documents have been satisfied and discharged by complying with the provisions of Article 10 (and all such obligations have been satisfied and discharged as provided in this Indenture), the Trustee shall deliver to the Issuer a notice stating that the Trustee, on behalf of the Holders, disclaims and gives up any and all rights it has in or to the Collateral and any rights it has under the Security Documents, and, upon and after receipt by the Issuer of such notice, the Trustee shall not be deemed to hold any Liens in the Collateral for the benefit of the Holders.

                                  ARTICLE 13
                                   GUARANTEE


               SECTION 13.1   Guarantee. Each of BI and New Horizons (each a
                              ---------
"Guarantor") hereby severally fully and unconditionally guarantees to each Holder of a Note, and to the Trustee on behalf of each such Holder, the due and punctual payment of the principal of and interest on such Note, and the due and punctual payment of any redemption payment with respect to such Note, when and as the same shall become due and payable, whether at Stated Maturity, upon redemption, upon acceleration or otherwise, according to the terms thereof and of this Indenture and all other payment obligations of the Issuer to the Trustee for the benefit of the Holders under the Indenture, the Notes and the Security Documents (the "BI Guarantee Obligations" and the "New Horizons Guarantee Obligations", respectively and collectively the "Guarantee Obligations"). In case of the failure of the Issuer punctually to pay any such Guarantee

Obligations, each Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at Stated Maturity, upon redemption, upon declaration of acceleration or otherwise, as if such payment were made by the Issuer.

          Each Guarantor hereby agrees that its Guarantee Obligations hereunder shall be as if it were principal debtor and not merely surety and shall be absolute and unconditional, irrespective of the granting of time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the Issuer or any other Person, the validity, regularity or enforceability of any such Note, this Indenture or any Security Documents, the absence of any action to enforce the same, any waiver, consent or extension by the Holder of any such Note with respect to any provisions thereof, the recovery of any judgment against the Issuer or any action to enforce the same, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenants that its Guarantee will not be discharged except by complete performance of its obligations contained in such Note and in this Guarantee. Each Guarantor's Guarantee shall be a guaranty of payment and not of collection.

          Each Guarantor agrees, to the fullest extent that it may lawfully do so, that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 8 hereof for the purposes of the applicable Guarantee, notwithstanding any stay, injunction or other prohibition extant under any applicable Bankruptcy Law preventing such acceleration in respect of the obligations guaranteed hereby.

          Each Guarantor shall be subrogated to all rights of the Holders of the Notes against the Issuer in respect of any amounts paid by the applicable Guarantor on account of such Notes or this Indenture; provided, however, that such Guarantor shall not be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until the principal of and interest, if any, on all such Notes shall have been paid in full.

          SECTION 13.2   Guarantees Subordinated to Credit Facility Guarantees.
                         -----------------------------------------------------
Each Guarantor and the Trustee covenant and agree, and each Holder, by its acceptance of a Note and the corresponding Guarantee, likewise covenants and agrees, that the BI Guarantee Obligations and the New Horizons Guarantee Obligations shall, to the extent and in the manner set forth in this Article 13, be obligations of the corresponding Guarantor, ranking equally in right of payment with other nonsubordinated Indebtedness of such Guarantor, except that
(i) the BI Guarantee Obligations and the New Horizons Guarantee Obligations shall be junior and expressly subordinated in right of payment to the BI Credit Facility Guarantee and the New Horizons Credit Facility Guarantee, respectively;
(ii) this subordination is for the benefit of the holders of the BI Credit

Facility Guarantee and the New Horizons Credit Facility Guarantee, respectively; and (iii) such subordination shall not in any way apply to any shares of BI stock distributed to the Trustee for the benefit of the Holders or directly to any Holder upon exercise of conversion rights under this Indenture or to the Net Proceeds of a Disposition of the Yonkers Property.

          SECTION 13.3   Liquidation, Dissolution, Bankruptcy. Upon any payment
                         ------------------------------------
or distribution of the assets of BI or New Horizons to creditors upon a liquidation or dissolution of BI or New Horizons or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to BI or New Horizons or its property (other than any such bankruptcy, reorganization, insolvency or similar proceedings in existence on the issue date of the Notes):

          (1) holders of the BI Credit Facility Guarantee or the New Horizons Credit Facility Guarantee, as the case may be, shall be entitled to receive payment in full of such Credit Facility Guarantee (including interest after the commencement of any such proceedings at the rate specified in such Credit Facility Guarantee) from BI or New Horizons, as the case may be, in cash before Noteholders shall be entitled to receive any payment pursuant to the corresponding Guarantee Obligations; and

          (2) until the BI Credit Facility Guarantee or the New Horizons Credit Facility Guarantee, as the case may be, is paid or discharged in full, any distribution to which Noteholders would be entitled but for this Article 13 shall be made to holders of such Credit Facility Guarantee as their interests may appear, except that Noteholders may receive (i) shares of stock as provided in Section 13.2(iii) above, and (ii) any debt securities of BI or New Horizons, as the case may be, that are subordinated to the corresponding Credit Facility Guarantee, and to any debt securities received by holders of such Credit Facility Guarantee, of BI or New Horizons, as the case may be, to at least the same extent as the corresponding Guarantee Obligations are subordinated to such Credit Facility Guarantee.

          SECTION 13.4   Execution and Delivery of Guarantees. To evidence its
                         ------------------------------------
Guarantee with respect to the Notes, each Guarantor hereby agrees to execute its Guarantee, substantially in the form of Exhibit B hereto, to be endorsed on each Note authenticated and delivered by the Trustee. Each such Guarantee shall be executed on behalf of such Guarantor by an Authorized Representative and attested by its Secretary or one of its Assistant Secretaries or Assistant Clerks or an Authorized Representative. The signature of any of these officers on such Guarantee may be manual or facsimile.

          A Guarantee bearing the manual or facsimile signatures of the individuals who were the proper officers of the Guarantor thereof shall bind such Guarantor, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of the Notes upon which such Guarantee is endorsed or did not hold such offices at the date of such Notes.

          The delivery of any Notes by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantees endorsed thereon on behalf of the Guarantors. Each Guarantor hereby agrees that its Guarantee set forth in this Article shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

          SECTION 13.5   Obligations Reinstated. The obligations of each
                         ----------------------
Guarantor under its Guarantee shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment which would otherwise have reduced such obligations of such Guarantor (whether such payment shall have been made by or on behalf of the Issuer or by or on behalf of such Guarantor) is rescinded or reclaimed from any of the Holders upon the insolvency, bankruptcy, liquidation or reorganization of the Issuer or such Guarantor or otherwise, all as though such payment had not been made. If demand for, or acceleration of the time for, payment by the Issuer is stayed upon the insolvency, bankruptcy, liquidation or reorganization of the Issuer, all such Indebtedness otherwise subject to demand for payment or acceleration shall nonetheless be payable by such Guarantor as provided herein subject to Section 13.3.

          SECTION 13.6   When Distribution Must Be Paid Over. If a distribution
                         -----------------------------------
is made to Noteholders that because of this Article 13 should not have been made to them, the Noteholders who receive the distribution shall hold it in trust for holders of the Credit Facility Guarantees and pay it over to them or their representative as their interests may appear.

          SECTION 13.7   Relative Rights. This Article 13 defines the relative
                         ---------------
rights of holders of Notes and holders of the Credit Facility Guarantees. Nothing in this Indenture shall:

          (1) impair, as between each Guarantor and the holders of Notes, the obligation of such Guarantor, which is absolute and unconditional, to pay its Guarantee Obligations to the extent set forth in this Article 13; or

          (2) prevent the Trustee or any holder of Notes from exercising its available remedies upon a default by a Guarantor under its Guarantee Obligations, subject to the rights of holders of the corresponding Credit Facility Guarantee to receive certain distributions otherwise payable to holders of Notes.

          SECTION 13.8   Rights of Trustee and Paying Agent. The Trustee or
                         ----------------------------------
Paying Agent may continue to make distributions pursuant to a Guarantee and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless the corresponding Guarantor and a trust officer of the Trustee receives written notice from the representative of the corresponding Credit Facility Guarantee that payments may not be made under this Article 13. The Trustee or Paying Agent shall make inquiry with the representative of the corresponding Credit Facility Guarantee prior to making any distributions pursuant to the corresponding Guarantee as to whether such payment may be made under this Article 13, but if no written response thereon is received by the Trustee or Paying Agent within 24 hours after making such inquiry, the Trustee and Paying Agent shall continue to make payment pursuant to such Guarantee in accordance with the first sentence of this Section 13.11. The representative of the corresponding Credit Facility Guarantee shall keep on file with the Trustee and any Paying Agent its address, telephone and facsimile information.

          SECTION 13.9   Trustee Entitled to Rely. Upon any payment or
                         ------------------------
distribution pursuant to this Article 13, the Trustee and the holders of Notes shall be entitled to rely (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 13.3 are pending, (ii) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the holders of Notes or (iii) upon the representative for the holders of the Credit Facility Guarantees for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of such Credit Facility Guarantees, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 13. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of a Credit Facility Guarantee to participate in any payment or distribution pursuant to this Article 13, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of the Credit Facility Guarantee held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article 13, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such person to receive such payment.

          SECTION 13.10  Trustee to Effectuate Subordination. Each holder of
                         -----------------------------------
Notes by accepting a Note authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the holders of Notes and the holders of the Credit Facility Guarantees as provided in this Article 13 and appoints the Trustee as attorney-in-fact for any and all such purposes.

          SECTION 13.11  Trustee not Fiduciary for Holders of the Credit
                         -----------------------------------------------
Facility Guarantees. The Trustee shall not be deemed to owe any fiduciary duty
-------------------
to the holders of the Credit Facility Guarantees and shall not be liable to any such holders if it shall mistakenly pay over or distribute to holders of Notes or the Issuer or any other Person money or assets to which any holders of a Credit Facility Guarantee shall be entitled by virtue of this Article 13 or otherwise, except if such payment is made as a result of the willful misconduct of the Trustee.

          SECTION 13.12  Notice by Issuer. The Issuer shall promptly notify the
                         ----------------
Trustee of any facts known to the Issuer that would cause a payment of the Guarantee Obligations to violate this Article 13, but failure to give such notice shall not affect the subordination of the Guarantees to the Credit Facility Guarantees as provided in this Article 13.

          SECTION 13.13  Acceleration of Notes. For so long as Indebtedness is
                         ---------------------
outstanding under the New Credit Facility, if payment of the Notes is accelerated because of a Default or Event of Default, the Issuer shall promptly notify the Administrative Agent (as defined in the New Credit Facility) of such acceleration.

          SECTION 13.14  Default on Credit Facility Guarantee. Other than as
                         ------------------------------------
provided in Section 13.2(ii) hereof, a Guarantor may not make any payment pursuant to its Guarantee Obligations ("pay its Guarantee") and may not acquire from the Trustee or any holder of Notes any Notes or any Guarantee for cash or property if the corresponding Credit Facility Guarantee is not paid when due unless the corresponding Credit Facility Guarantee has been paid or discharged in full; provided, however, that such Guarantor may pay its Guarantee without regard to the foregoing if such Guarantor and the Trustee receive written notice approving such payment from the representative of the holders of the corresponding Credit Facility Guarantee.

          SECTION 13.15  Waiver. Without in any way limiting the provisions of
                         ------
Section 13.1 hereof, each Guarantor hereby waives notice of acceptance hereof, notice of any liability of such Guarantor under its Guarantee, notice or proof of reliance by the Holders upon the obligations of such Guarantor under its Guarantee, and diligence, presentment demand for payment on the Issuer, protest, notice of dishonor or nonpayment of any of the Issuer's or any other Person's obligations under this Indenture, the Notes or the Security Documents, or other notice or formalities to the Issuer or such Guarantor of any kind whatsoever.

          SECTION 13.16  Survival of Obligations. To the extent the Trustee
                         -----------------------
receives any payment by or on behalf of the Issuer, which payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to the Issuer, its estate, trustee, receiver, custodian or any other party under any Bankruptcy Law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the obligation or part thereof which has been paid, reduced or satisfied by the amount so repaid shall be reinstated by the amount so repaid and shall be included within the liabilities of the Issuer to the Trustee as of the date such initial payment, reduction or satisfaction occurred.

          SECTION 13.17  Subordination may not be impaired by the Issuer or a
                         ----------------------------------------------------
Guarantor. No right of any holder of a Credit Facility Guarantee to enforce the
---------
subordination of the Indebtedness evidenced by the corresponding Guarantee shall be impaired by any act or failure to act by the applicable Guarantor or any holder of such Guarantee or by the failure of such Guarantor or any holder of such Guarantee to comply with this Indenture.

          SECTION 13.18  Guarantees in Addition to Other Obligations. The
                         -------------------------------------------
obligations of each Guarantor under its Guarantee and this Indenture are in addition to and not in substitution for any other obligations to the Trustee or to any of the Holders in relation to this Indenture, the Notes or the Security Documents and any guarantees or security at any time held by or for the benefit of any of them.

          SECTION 13.19  Limitation of Guarantor's Liability. Each Guarantor,
                         -----------------------------------
and by its acceptance of a Note each Holder, hereby confirms that it is the intention of all such parties that in no event shall any Guarantee Obligations under such Guarantor's Guarantee constitute or result in a fraudulent transfer or conveyance for purposes of, or result in a violation of, any United States federal, or applicable United States state, fraudulent transfer or conveyance or similar law. To effectuate the foregoing intention, in the event that any Guarantee Obligations in respect of the Notes would, but for this sentence, constitute or result in such a fraudulent transfer or conveyance or violation, then the liability of the Guarantor under the corresponding Guarantee in respect of the Notes shall be reduced to the extent necessary to eliminate such fraudulent transfer or conveyance or violation under the applicable fraudulent transfer or conveyance or similar law.

          SECTION 13.20  Amendments. If any Indebtedness is outstanding under
                         ----------
the New Credit Facility, the provisions of this Article 13 relating to the Credit Facility Guarantees or the subordination of the Guarantees (including, without limitation, Sections 13.2, 13.3, 13.5, 13.6, 13.7, 13.8, 13.9, 13.10,
13.11, 13.12, 13.13, 13.14, 13.16, 13.17 and 13.20) shall not be amended or modified without the prior written consent of the Administrative Agent (as defined in the New Credit Facility).

          SECTION 13.21  Acknowledgement. The Issuer, the Guarantors, the
                         ---------------
Trustee and, by its acceptance of a Note, each Holder hereby acknowledge that the Issuer and the Guarantors have made no representation or warranty regarding whether approval of or authorization by the United States Bankruptcy Court with jurisdiction over the Chapter 11 case of New Horizons is necessary with respect to the effectiveness of the New Horizons Guarantee and the other obligations of New Horizons under this Indenture or the effect of receiving or not receiving any such approvals or authorizations, and the Trustee is not and, by its acceptance of a Note, each Holder is deemed not to be, relying on the Issuer or the Guarantors with respect to the same. The Issuer and the Guarantors shall take such actions as they deem necessary or advisable to seek to obtain such court order, and the Issuer shall use reasonable efforts to provide advance written notice to the Trustee at the commencement of any such action.

          IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed by their respective officers duly authorized as of the day and year first above written.


BRADLEES STORES, INC., as the Issuer


By:_________________________________
   Name:____________________________
   Title:___________________________


BRADLEES, INC.


By:_________________________________
   Name:____________________________
   Title:___________________________


NEW HORIZONS OF YONKERS, INC.


By:_________________________________
   Name:____________________________
   Title:___________________________


IBJ WHITEHALL BANK & TRUST COMPANY, as Trustee


By:_________________________________
   Name:____________________________
   Title:___________________________

                                   EXHIBIT A
                                   ---------

                                 FORM OF NOTE

                                   EXHIBIT B
                                   ---------

                    FORM OF NOTATION RELATING TO GUARANTEES

           ________________________________________________________

                                   INDENTURE

                         dated as of February 2, 1999

                                    between

                            BRADLEES STORES, INC.,

                                  as Issuer,

                                BRADLEES, INC.,

                                 as Guarantor,

                        NEW HORIZONS OF YONKERS, INC.,

                                 as Guarantor,

                                      and

                      IBJ WHITEHALL BANK & TRUST COMPANY,

                                  as Trustee

                                  $28,995,000

           ________________________________________________________

                               TABLE OF CONTENTS

ARTICLE 1 DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION            2
    SECTION 1.1   Definitions; Construction...............................   2
    SECTION 1.2   Compliance Certificates and Opinions....................  11
    SECTION 1.3   Form of Documents Delivered to Trustee..................  11
    SECTION 1.4   When Securities Disregarded.............................  12
    SECTION 1.5   Conflict with Trust Indenture Act.......................  12
    SECTION 1.6   Execution in Counterparts...............................  12
    SECTION 1.7   Effect of Headings and Table of Contents................  12
    SECTION 1.8   Successors and Assigns..................................  12
    SECTION 1.9   Severability Clause.....................................  13
    SECTION 1.10  Benefits of Indenture...................................  13
    SECTION 1.11  GOVERNING LAW...........................................  13
    SECTION 1.12  Legal Holidays..........................................  13
    SECTION 1.13  No Recourse Against Others..............................  13
    SECTION 1.14  Notices.................................................  13

ARTICLE 2 THE NOTES                                                         15
    SECTION 2.1   Title and Terms.........................................  15
    SECTION 2.2   Execution, Authentication, Delivery and Dating..........  15
    SECTION 2.3   Temporary Notes.........................................  16
    SECTION 2.4   Registration; Registration of Transfer and
                    Exchange..............................................  17
    SECTION 2.5   Mutilated, Destroyed, Lost and Stolen Notes.............  19
    SECTION 2.6   Payments; Interest and Principal Rights
                    Preserved.............................................  20
    SECTION 2.7   Persons Deemed Owners...................................  20
    SECTION 2.8   Cancellation; Purchase by the Issuer....................  20
    SECTION 2.9   Dating of Notes.........................................  21
    SECTION 2.10  CUSIP Numbers...........................................  21
    SECTION 2.11  Parity and Ranking of Notes.............................  21
    SECTION 2.12  Book Entry..............................................  21

ARTICLE 3 REDEMPTION OF NOTES                                               21
    SECTION 3.1   Mandatory Redemption of Notes...........................  21
    SECTION 3.2   Optional Redemption of Notes............................  22
    SECTION 3.3   Delivery of Notices, Certificates and Opinions..........  22
    SECTION 3.4   Redemption of and Payment on Notes......................  23
    SECTION 3.5   Notes Redeemed in Part..................................  24
    SECTION 3.6   Cancellation of Notes...................................  24

ARTICLE 4 CONCERNING THE TRUSTEE                                            24
    SECTION 4.1   Duties and Responsibilities of Trustee; During
                    Default; Prior to Default.............................  24

    SECTION 4.2   Certain Rights and Duties of Trustee....................  25
    SECTION 4.3   Trustee Not Responsible for Recitals, Etc...............  27
    SECTION 4.4   Trustee and Others May Hold Notes.......................  27
    SECTION 4.5   Monies Held by Trustee or Paying Agent..................  27
    SECTION 4.6   Compensation of Trustee and Its Lien....................  27
    SECTION 4.7   Right of Trustee to Rely on Officers'
                    Certificates and Opinions of Counsel..................  28
    SECTION 4.8   Persons Eligible for Appointment as Trustee.............  28
    SECTION 4.9   Conflicting Interests; Resignation and Removal
                    of Trustee; Appointment of Successor..................  29
    SECTION 4.10  Acceptance of Appointment by Successor Trustee..........  30
    SECTION 4.11  Merger, Conversion or Consolidation of Trustee..........  30
    SECTION 4.12  Preferential Collection of Claims Against
                    Issuer and BI.........................................  31
    SECTION 4.13  Maintenance of Offices and Agencies.....................  31
    SECTION 4.14  Trustee Risk............................................  33
    SECTION 4.15  Appointment of a Co-Trustee.............................  33

ARTICLE 5 HOLDERS' LISTS AND REPORTS BY TRUSTEE AND ISSUER                  34
    SECTION 5.1   Issuer to Furnish Trustee Names and Addresses
                    of Holders............................................  34
    SECTION 5.2   Preservation of Information; Communications
                    to Holders............................................  34
    SECTION 5.3   Reports by Trustee......................................  34
    SECTION 5.4   Reports by Issuer and BI................................  35

ARTICLE 6 COVENANTS                                                         35
    SECTION 6.1   Payment of Notes........................................  35
    SECTION 6.2   Corporate Existence.....................................  35
    SECTION 6.3   Compliance Certificate; Notice of Default...............  35
    SECTION 6.4   Impairment of Security Interest.........................  36
    SECTION 6.5   Amendments to Security Documents........................  36
    SECTION 6.6   Reports of Holders......................................  36
    SECTION 6.7   Limitation on Indebtedness..............................  36
    SECTION 6.8   Delivery of Title Policies..............................  37
    SECTION 6.9   Disposition of Yonkers Property.........................  38

ARTICLE 7 SUCCESSOR CORPORATION; MERGER, CONSOLIDATION AND SALE OF ASSETS   40
    SECTION 7.1   Merger, Consolidation and Sale of Assets................  40
    SECTION 7.2   Successor Corporation Substituted.......................  41

ARTICLE 8 DEFAULT                                                           41
    SECTION 8.1   Events of Default.......................................  41
    SECTION 8.2   Acceleration............................................  43
    SECTION 8.3   Collection of Indebtedness by Trustee; Trustee
                    May Prove Debt........................................  44
    SECTION 8.4   Application of Proceeds.................................  44
    SECTION 8.5   Other Remedies..........................................  45
    SECTION 8.6   Restoration of Rights on Abandonment of
                    Proceedings...........................................  45
    SECTION 8.7   Limitations on Suits by Noteholders.....................  45
    SECTION 8.8   Powers and Remedies Cumulative; Delay or
                    Omission Not Waiver of Default........................  46
    SECTION 8.9   Control by Noteholders..................................  46
    SECTION 8.10  Waiver of Defaults......................................  47
    SECTION 8.11  Unconditional Right of Holders to Receive
                    Principal and Interest................................  47
    SECTION 8.12  Undertaking for Costs...................................  47
    SECTION 8.13  Trustee May File Proofs of Claim........................  47
    SECTION 8.14  New Credit Facility Waivers and Consents................  48

ARTICLE 9 CONVERSION OF NOTES                                               48
    SECTION 9.1   Conversion Privilege....................................  48
    SECTION 9.2   Exercise of Conversion Privilege........................  48
    SECTION 9.3   Fractional Interests....................................  50
    SECTION 9.4   Conversion Price........................................  50
    SECTION 9.5   Adjustment of Conversion Price; Notice of
                    Adjustments...........................................  50
    SECTION 9.6   Continuation of Conversion Privilege in Case
                    of Reclassification, Change, Merger,
                    Consolidation or Sale of Assets.......................  55
    SECTION 9.7   Notice of Certain Events................................  56
    SECTION 9.8   Taxes on Conversion.....................................  56
    SECTION 9.9   BI to Provide Stock.....................................  57
    SECTION 9.10  Disclaimer of Responsibility for Certain
                    Matters...............................................  57
    SECTION 9.11  Return of Funds Deposited for Redemption
                    of Converted Notes....................................  58
    SECTION 9.12  Registrar and Paying Agent..............................  58

ARTICLE 10 SATISFACTION AND DISCHARGE                                       58
    SECTION 10.1  Defeasance of Notes.....................................  58
    SECTION 10.2  Satisfaction and Discharge of the Indenture.............  59
    SECTION 10.3  Application of Trust Money..............................  60
    SECTION 10.4  Return of Moneys Held by Trustee and Paying
                    Agent Unclaimed for One Year..........................  60

ARTICLE 11 AMENDMENTS, SUPPLEMENTS AND WAIVERS                              60
    SECTION 11.1  Without Consent of Holders..............................  60
    SECTION 11.2  With Consent of Holders.................................  61
    SECTION 11.3  Compliance with Trust Indenture Act.....................  63
    SECTION 11.4  Revocation and Effect of Consents.......................  63
    SECTION 11.5  Notation on or Exchange of Notes........................  63
    SECTION 11.6  Trustee to Sign Amendments, Etc.........................  63
    SECTION 11.7  Payment for Consent.....................................  64

ARTICLE 12 COLLATERAL AND SECURITY DOCUMENTS                                64
    SECTION 12.1  Collateral and Security Documents.......................  64
    SECTION 12.2  Release of Lien.........................................  65
    SECTION 12.3  Recording, Certificates and Opinions....................  66
    SECTION 12.4  Authorization of Actions to Be Taken
                    by the Trustee Under the Security Documents...........  66
    SECTION 12.5  Authorization of Receipt of Funds by the
                    Trustee Under the Security Documents..................  67
    SECTION 12.6  Trustee's Disclaimer....................................  67
    SECTION 12.7  Release upon Termination of the Issuer's
                    Obligations...........................................  67

ARTICLE 13 GUARANTEE                                                        67
    SECTION 13.1  Guarantee...............................................  67
    SECTION 13.2  Guarantees Subordinated to Credit Facility
                    Guarantees............................................  68
    SECTION 13.3  Liquidation, Dissolution, Bankruptcy....................  69
    SECTION 13.4  Execution and Delivery of Guarantees....................  69
    SECTION 13.5  Obligations Reinstated..................................  70
    SECTION 13.6  When Distribution Must Be Paid Over.....................  70
    SECTION 13.7  Relative Rights.........................................  70
    SECTION 13.8  Rights of Trustee and Paying Agent......................  70
    SECTION 13.9  Trustee Entitled to Rely................................  71
    SECTION 13.10 Trustee to Effectuate Subordination.....................  71
    SECTION 13.11 Trustee not Fiduciary for Holders of the
                    Credit Facility Guarantees............................  71
    SECTION 13.12 Notice by Issuer........................................  71
    SECTION 13.13 Acceleration of Notes...................................  72
    SECTION 13.14 Default on Credit Facility Guarantee....................  72
    SECTION 13.15 Waiver..................................................  72
    SECTION 13.16 Survival of Obligations.................................  72
    SECTION 13.17 Subordination may not be impaired by the
                    Issuer or a Guarantor.................................  72
    SECTION 13.18 Guarantees in Addition to Other Obligations.............  72
    SECTION 13.19 Limitation of Guarantor's Liability.....................  73
    SECTION 13.20 Amendments..............................................  73
    SECTION 13.21 Acknowledgement.........................................  73

EXHIBIT A  FORM OF NOTE
EXHIBIT B  FORM OF NOTATION RELATING TO GUARANTEES

                                  FORM OF NOTE

                             BRADLEES STORES, INC.
                      9% SECURED CONVERTIBLE NOTE DUE 2004


Number:                                     CUSIP Number:  104500AA1


                Principal
                 Amount       Maturity Date         Issue Date
                 ------       -------------         ----------

               $ ________     February 3, 2004      February 2, 1999



INTEREST RATE:    Nine percent (9%) per annum


          BRADLEES STORES, INC., a corporation duly organized and existing under the laws of the Commonwealth of Massachusetts (hereinafter called the "Issuer", which term includes any successor or assign under the Indenture referred to below), for value received hereby promises to pay to [_____________], or its registered assigns, the outstanding Principal Amount hereof on the Maturity Date set forth above, and to pay interest on the unpaid portion of the Principal Amount semi-annually on each of January 1 and July 1 of each year (each of such dates and the Maturity Date are hereinafter individually referred to as the "Stated Maturity") at the Interest Rate set forth above from the most recent Stated Maturity for which interest has been paid or duly provided for or, if no interest has been paid, from the Issue Date set forth above, until the Principal Amount is paid in full. The Issuer shall pay interest on overdue principal from time to time on demand at the rate of interest borne by the Notes and it shall pay interest on overdue installments of interest (without regard to any applicable grace periods) at the rate of interest borne by the Notes to the extent lawful. It is acknowledged and agreed that the principal of the Notes may not be repaid prior to the Maturity Date except as specifically provided in the Indenture (as hereinafter defined). The principal and interest so payable on any Stated Maturity shall, as provided in the Indenture, be paid to the person in whose name this Note is registered in the Security Register at the close of business on the Regular Record Date for such payment of principal and interest, which shall be the fifteenth day preceding each Stated Maturity, respectively. Any such principal and interest not so punctually paid or duly provided for shall forthwith cease to be payable to the person in whose name this Note was registered in the Security Register at the close of business on such Regular Record Date, and may be paid to the person in whose name this Note is registered at the close of business on a special record date for the payment of such overdue interest and/or overdue principal, to be fixed by the Trustee, notice of which shall be given to the Holder hereof at least 15 days prior to such special record date, or may be paid at any time in any other lawful manner. Notwithstanding the foregoing, payment of the principal amount of this Note (or any outstanding installment thereof) upon final maturity (whether by redemption, acceleration or otherwise) shall be made instead only upon presentation and surrender of this Note. All payments in respect of this Note shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of debts.

          Whenever any amount to be paid hereunder is stated to be due on a day that is not a Business Day, such amount shall be payable on the next succeeding Business Day.

          This Note is one of an authorized issue of Notes of the Issuer known as its 9% Secured Convertible Notes Due 2004 (the "Notes") and ranks equally in right of payment with other non-subordinated indebtedness of the Issuer. The Notes are issued under the Indenture, dated as of February 2, 1999 (the "Indenture"), among the Issuer, IBJ Whitehall Bank & Trust Company (the "Trustee," which term includes any successor indenture trustee under the Indenture), Bradlees, Inc. ("BI") and New Horizons of Yonkers, Inc. All capitalized terms used herein, unless defined herein, shall have the meanings ascribed to them in the Indenture. All rights, powers and remedies available to any Holder of this Note shall be subject to the provisions of the Indenture. Reference is hereby made to the Indenture for a description of the nature and extent of the Notes and the respective rights of the Holders of the Notes, the Indenture Trustee, the Issuer, BI and New Horizons in respect of the Notes and the terms upon which the Notes are made and are to be authenticated and delivered.

          The principal of, and interest on, and all other amounts payable under this Note are secured by (A) a first priority mortgage Lien on (i) the Yonkers Property and the Net Proceeds of the Disposition of the Yonkers Property and
(ii) subject to Section 12.1(b) of the Indenture, the Additional Collateral and the Net Proceeds of the Disposition of the Additional Collateral and (B) a first priority Lien on the Pledged Stock, in each case as described in the Indenture and the Security Documents. Such Liens shall be subject to modification, and certain portions of the Collateral shall be subject to release, upon the terms and provisions set forth in the Security Documents. Each Holder of a Note, by accepting a Note, shall be deemed to have agreed to all of the terms and provisions of the Security Documents, as the same may be amended from time to time pursuant to the provisions thereof, the Notes and the Indenture.

          Payment and performance of the BI Guarantee Obligations and the New Horizons Guarantee Obligations in connection with the Notes are severally fully and unconditionally guaranteed by BI and New Horizons, respectively, in accordance with the terms of Article 13 of the Indenture.

          The Indenture permits, with certain exceptions, as therein provided, the amendment thereof and the Security Documents and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes to be affected under the Indenture or the Security Documents at any time by the Issuer with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Notes. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Outstanding Notes, on behalf of the

Holders of all the Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver or direction by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any security issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

          The Notes shall be redeemed pro rata with (a) the Net Proceeds of the Disposition of the Yonkers Property, (b) subject to Section 12.1(b) of the Indenture, the Net Proceeds of the Disposition of the Additional Collateral and
(c) the Net Proceeds of any Equity Offering, in each case at a Redemption Price equal to 100% of the unpaid principal amount of the Notes to be redeemed plus accrued and unpaid interest thereon to the Redemption Date.

          The Notes may be redeemed in whole or in part at any time at the option of the Issuer at a Redemption Price equal to 100% of the unpaid principal amount thereof plus accrued and unpaid interest thereon to the Redemption Date.

          Notice of any redemption of Notes will be given at least 10 days before the Redemption Date to each Holder at its registered address. Notes (or portions thereof as aforesaid) redeemed in accordance with the Indenture shall thereupon cease to be entitled to the Liens of the Security Documents and shall cease to bear interest from and after the Redemption Date.

          If fewer than all the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed pro rata or by lot or by a method that complies with applicable requirements, and that the Trustee considers fair and appropriate; provided that in the case of a mandatory redemption, selection of the portion of Notes for redemption shall be made by the Trustee only on a pro rata basis unless prohibited by law.

          The Notes are, subject to the terms of the Indenture, convertible in whole or in part at the option of the Holder thereof into shares of New Common Stock of BI at any time after the first anniversary of the original issuance of the Notes. The Conversion Price per share of New Common Stock shall initially be equal to the arithmetic unweighted average closing price of such stock during the 20 Business Days prior to the first anniversary of the original issuance of the Notes. The Conversion Price shall be adjusted from time to time in the case of certain dividends and distributions in respect of the New Common Stock, in the event of certain tender or exchange offers for the New Common Stock and under certain other circumstances, as further provided in the Indenture.

          If an Event of Default occurs and is continuing, the Holders of at least 25% in aggregate principal amount of the Notes Outstanding may declare the principal amount of, and any accrued and unpaid interest on, all the Notes to be due and payable immediately; provided, that in the case of an Event of Default
                             --------
arising from certain events of bankruptcy or insolvency with respect to the Issuer, the principal amount of and any accrued and unpaid interest on all outstanding Notes shall become due and payable immediately without further action or notice.

          The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Noteholder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or the Indenture.

          The person in whose name this Note is registered shall be deemed to be the owner and holder hereof for the purpose of receiving payment as herein provided and for all other purposes.

          THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          A director, officer, employee, stockholder or incorporator, as such, of the Issuer or BI shall not have any liability for any obligations of the Issuer under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes. Such waiver and release shall not affect the Guarantee Obligations of BI or New Horizons pursuant to the Indenture.

          Unless the certificate of authentication hereon has been executed by the Indenture Trustee by manual or facsimile signature, this Note shall not be entitled to any benefit under such Indenture, or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.



                              BRADLEES STORES, INC.

                              By:
                                 ------------------------------------
                                 Name:   Paul R. McKelvey
                                 Title:  Vice President & Treasurer



                         CERTIFICATE OF AUTHENTICATION

          This is one of the Notes referred to in the within-mentioned
Indenture.


                              IBJ Whitehall Bank & Trust Company, as Trustee


                              By:
                                 -------------------------------------
                                 Authorized Signatory

                               CONVERSION NOTICE

To BRADLEES STORES, INC. and BRADLEES, INC.

     The undersigned registered holder of this Note hereby irrevocably exercises the option to convert this Note, or portion hereof, which is $1,000 or a multiple thereof below designated into shares of common stock of BRADLEES, INC. in accordance with the terms of the Indenture referred to in this Note and directs that the shares issuable and deliverable upon the conversion, together with any check in payment for fractional shares be issued and delivered to the registered holder hereof unless a different name has been indicated below. Unless otherwise directed, a new Note representing any unconverted principal amount hereof shall be delivered to the registered holder hereof. If shares are to be issued in the name of a person other than the undersigned, this Note must be duly endorsed by or accompanied by instruments of transfer in form reasonably satisfactory to BRADLEES STORES, INC. and BRADLEES, INC. duly executed by the undersigned and the undersigned will pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest accompanies this Note.

 Dated:
 If different from that of Noteholder,
  print name, address (including ZIP                    ----------------------------
  code) and Social Security or other                      Signature of Noteholder
  taxpayer identification number of
  person in whose name the New Common                      Signature Guaranteed
  Stock will be issued.
                                                  Signature must be guaranteed by a participant
                                                       in a recognized signature guarantee
                                                       medallion program or other signature
                                                       guarantor acceptable to the Trustee.

                                           SOCIAL SECURITY OR OTHER       Principal amount to be
                                          TAXPAYER IDENTIFYING NUMBER  converted (if less than all)
Name                                                                      ($1,000 or an integral
                                                                            multiple thereof)
----------------------------------------
Address                                                                             $

----------------------------------------

                                 TRANSFER FORM

  FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE



Please print or typewrite name and address including postal zip code of assignee the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.

Signature:                             Dated:

Signature Guaranteed:
               Signature must be guaranteed by a participant in a recognized signature guarantee medallion program or other signature guarantor acceptable to the Trustee.

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.

                           FORM OF NOTATION RELATING
                                 TO GUARANTEES


     Bradlees, Inc. ("BI") and New Horizons of Yonkers, Inc. ("New Horizons") have severally fully and unconditionally guaranteed, to the extent set forth in
Article 13 of the Indenture and subject to the provisions of the Indenture, the complete and punctual payment by the Issuer of the BI Guarantee Obligations and the New Horizons Guarantee Obligations, respectively, in connection with the Notes. The BI Guarantee Obligations shall rank equally in right of payment with other non-subordinated indebtedness of BI, except that the BI Guarantee Obligations shall be expressly subordinated in right of payment to the BI Credit Facility Guarantee, as more particularly set forth in the Indenture. The New Horizons Guarantee Obligations shall rank equally in right of payment with other non-subordinated indebtedness of New Horizons, except that the New Horizons Guarantee Obligations shall be expressly subordinated in right of payment to New Horizons Credit Facility Guarantee, as more particularly set forth in the Indenture.

     The obligations of BI and New Horizons to the Holders of Notes and to the Trustee pursuant to the Guarantees are expressly set forth in Article 13 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantees. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture.


BRADLEES, INC.


By:
   ------------------------------
   Name:  Paul R. McKelvey
   Title: Vice-President & Treasurer

Attest:
       --------------------------
   Name:  Raymond C. Zemlin
   Title: Assistant Clerk


NEW HORIZONS OF YONKERS, INC.


By:
   ------------------------------
   Name:  Paul R. McKelvey
   Title: Vice-President & Treasurer

Attest:
       --------------------------
   Name:  Raymond C. Zemlin
   Title: Assistant Secretary